FIRST AMENDED AND RESTATED

MASTER SERVICES AGREEMENT

by and between

Massachusetts Mutual Life Insurance Company

and se2,

inc.

Effective Date: May 28, 2013

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TABLE OF CONTENTS

(Continued)

(ii)

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TABLE OF CONTENTS

(Continued)

(iii)

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FIRST AMENDED AND RESTATED

MASTER SERVICES AGREEMENT

This FIRST AMENDED AND RESTATED MASTER SERVICES AGREEMENT (this “Agreement”) is effective as of this 28th day of May, 2013 (the “Effective Date”) by and between Massachusetts Mutual Life Insurance Company (“Customer”), with a place of business at 1295 State Street, Springfield, MA 01111-0001 and se2, inc. (“Administrator”), with a place of business at 5801 SW 6th Avenue, Topeka, KS 66636-0001. Capitalized terms used in this Agreement are defined in the Glossary attached to this Agreement and incorporated herein by reference. As more fully stated in Section 13.1, the Parties intend for this Agreement to replace, as of the Effective Date above that Master Services Agreement, with an effective date of July 1, 2010, between the Parties (referred to as the “Prior Agreement”).

RECITALS

1. Customer issues fixed and variable annuity contracts and life insurance policies and administers such policies. Such contracts and policies must meet certain federal guidelines in order to be considered annuity contracts or life insurance policies for federal income tax purposes.

2. Administrator provides certain business process outsourcing services with respect to annuity contracts and life insurance policies.

3. Administrator agrees to perform the services described in this Agreement and in mutually acceptable Statements of Work executed by Customer and Administrator and incorporated by reference into this Agreement (collectively, the “Statements of Work” or “SOWs” and each, a “Statement of Work” or “SOW”).

4. One or more Affiliates of Customer may agree to be bound by the terms of this Agreement by such Affiliate, Customer, and Administrator executing a “Joinder Agreement” in a form mutually acceptable to the Parties (a “Joinder Agreement”).

5. The Parties recognize that certain of the services that may be provided in connection with the administration of the Contracts may need to be performed by a broker/dealer. To that end, Administrator’s Affiliate, among others who may be selected, Security Distributors, Inc. (an Affiliate of Administrator and referred to as “SDI”) may also join as a party to one or more Statements of Work to this Agreement for purpose of performing specified brokerage services, as to be defined in the applicable Statement of Work.

1.	SERVICES.

1.1.	General.

(a)

Administrator will provide the Services to Customer for the fees or compensation set forth in this Agreement and as stated in the applicable Statement of Work, in a form similar to the form attached hereto as Exhibit 11.

(b)	As more fully described in the Agreement, Customer shall have the rights and duties under this Agreement only to the extent of the Services described or

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provided in the Statement of Work executed by Customer, except as may be expressly stated otherwise in this Agreement.

1.2.	Scope of Services. Administrator shall be obligated to provide only those Services, expressly listed as such in a Statement of Work; there shall be no implied Services.

(a)

Underwriting and Claims. Administrator shall not be called upon to (and shall have no responsibility to) establish any underwriting criteria, benefits, or premium rates, to perform or conduct any actuarial or other services related to underwriting, or to establish any claims payment criteria or policies, other than to the extent expressly set forth in a Statement of Work. Administrator will perform only such underwriting and claims related services as are contained in detailed written procedures provided to it by Customer; provided that: (i) in no event shall Administrator be called upon in such procedures to provide any underwriting or claims services that would require Administrator to be registered with any Governmental Authority other than such registration or licensure as is otherwise required to perform the administrative Services otherwise described herein, (ii) Administrator may refuse to perform a service set forth in such procedures if it reasonably concludes that performing such service would require additional registration or licensure, and (iii) such procedures must effectively render Administrator’s provision of underwriting or claims related services ministerial in nature and do not require Administrator to exercise judgment or discretion.

(b)

Transition Services - General. Administrator will perform those Services relating to transitioning the Contracts from Customer or its current service provider to Administrator (the “Transition Services”) described in the Statement of Work for such Services, if applicable, which will incorporate by reference therein the Transition Plan.

(i)	Each Party will appoint a “Project Manager” for each Statement of Work for Transition Services to coordinate the Transition Services.

(ii)

The Parties acknowledge that a Transition Plan will be modified regularly as the Project Managers for the Parties mutually agree. Customer will perform those activities described in the Transition Plan as being assigned to Customer.

(iii)

Customer is responsible for assuring that the activities described in a Transition Plan assigned to Customer Designees and any other third parties, other than Administrator and its Affiliates, are completed accurately and timely.

(iv)

As part of Transition Services, the Administrator Project Manager will confer regularly with the Customer Project Manager regarding the progress, status and risks of Transition Plan. Promptly upon receiving information indicating that a Party has not performed its responsibilities or met the timetable set forth in a Transition Plan or may not be able to perform its responsibilities or meet the timetable set forth in a Transition Plan, Administrator Project Manager will review such information with Customer Project Manager to consider specific measures to address such delay and mitigate the risks associated therewith.

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(v)

Customer acknowledges that to complete Transition Services successfully requires cooperative efforts by both Parties and to a large extent, Administrator’s ability to complete Transition Services is dependent on Customer providing complete and accurate information to Administrator. Further, as a regular part of performing Transition Services, Administrator will request Customer to review and approve the accuracy and completeness of certain information and the modeling of other information. Where information provided by Customer or the prior administrator may not be complete or accurate, Administrator may request Customer to review and approve certain assumptions or work- arounds relating to such information. In any case, where Administrator requests Customer to review and approve information and Customer does approve such information, Administrator may rely on such approvals and shall not be liable for the inaccuracy of information presented to and approved by Customer or the predecessor to Customer with respect to any Contracts under the applicable Statement of Work.

1.3.	Payments Collections and Authority.

(a)

Effect of Administrator’s Receipt of Payments. The payment to Administrator of any premiums or charges for insurance or annuity contributions or investments by or on behalf of a Contract Holder shall be deemed to have been received by Customer with respect to such Contract Holder, and the payment of return premium, other consideration, claims or other contract payments or other amounts by Customer to Administrator shall not be deemed payment to the Contract Holder or claimant until such payments are received by such Contract Holder or claimant.

(b)	Premium and Other Deposit Accounts.

(i)

Establishment; No Withdrawals by Administrator. Customer, or Customer’s authorized representative, shall establish and maintain, as determined in consultation with Administrator in connection with transfer of the administration of the Contracts to Administrator, one or more bank accounts with such bank(s) upon which the Parties shall agree into which Administrator shall deposit, or cause to be deposited, all premiums, contributions, investments, and charges and other moneys collected or received by it on behalf of, for or as agent of Customer with respect to the Contracts. Administrator shall not have any right under any circumstance to make any disbursements or withdrawals from any such deposit account, except to the extent that any account(s) contemplated to receive moneys as a result of the settlement of fund trades may also be designated by Customer as disbursement accounts for purposes of the making of payments in connection with the settlement of fund trades. For the avoidance of doubt, the return of deposits to Administrator because the related check did not clear shall not be regarded as withdrawals or disbursements from deposit accounts by Administrator.

(ii)

Fiduciary Accounts. In the event Customer for any reason requests Administrator to establish, and Administrator agrees to and does establish, a fiduciary deposit bank account for Customer, Administrator

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shall withdraw funds from such account only for the following purposes: (1) remittance to Customer of funds to which Customer is entitled; (2) deposit in an account maintained in the name of Customer; (3) transfer to and deposit in a claims paying account with claims to be paid as required under Applicable Law and Section 1.3(c) of this Agreement; (4) payment to a group policyholder for remittance to the insurer entitled to the funds; or (5) remittance of return premiums to the persons entitled to the funds.

(c)	Disbursement Accounts. As applicable:

(i)

Establishment. Customer shall establish and maintain, as determined in consultation with Administrator, one or more bank accounts with such bank(s) upon which the Parties shall agree from which Administrator shall be authorized to, and shall (insofar as such accounts are funded by Customer), make disbursements and withdrawals, according to such written account guidelines as shall be reasonably agreed to by Administrator, and Customer in connection with transfer of the administration of the Contracts to Administrator for purposes of performing the Services, including paying claims as directed by Customer pursuant to written instructions furnished by Customer or as Customer may otherwise direct, and to return premium overpayments for and on behalf of Customer (the “Account Guidelines”) and otherwise as Customer may instruct in writing.

(ii)

Funding. Administrator shall from time to time instruct Customer regarding the funding of such disbursement accounts as necessary to ensure that sufficient funds are in the appropriate accounts to pay claims and other disbursements in respect of the Contracts. Customer shall fund such accounts as reasonably instructed by Administrator. Such instructions shall be furnished by Administrator, and such funding shall be effected by Customer, according to such procedures, including advance notice requirements, as Administrator, and Customer shall reasonably agree in connection with transfer of the administration of the Contracts to Administrator. Administrator shall not be obligated to cover on behalf of Customer any disbursement account funding shortfalls that result from Customer’s failure sufficiently to fund a disbursement account in accordance with its reasonable and timely funding instructions to Customer; provided that Customer shall, upon request, immediately reimburse, by wire, in accordance with wiring instructions furnished for such purpose, Administrator for any moneys it may elect to advance to cover a disbursement account funding shortfall, without interest if reimbursement is made the same day, with interest at the Fed Funds overnight rate if payment is made the next business morning, or otherwise with interest at the prime rate of interest as published in The Wall Street Journal on the day the advance is extended.

(d)

Form of Payments. All claims, disbursements, or payments paid by Administrator on behalf of a Customer shall be paid only on checks, drafts or wire transfers of and as authorized in accordance with the Account Guidelines.

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(e)	Operation of Accounts. Administrator shall operate all disbursement accounts in accordance with the Account Guidelines.

(f)

Records of Receipts. Administrator shall maintain a cash receipts register of all premiums or contributions or investments received. The minimum detail required in the register shall be date received and deposited, the mode of payment, the Contract number, name of Contract Holder, individual premium or other consideration, other contributions or investment amounts, and agent or other selling representative. Cash premiums shall not be accepted.

(g)

Records of Disbursements. The description of a disbursement shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (i) the check number; (ii) the date of disbursement; (iii) the person to whom the disbursement was made; (iv) the amount disbursed; and (v) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, Administrator shall prepare a written record as to the discrepancy, which shall be included in the monthly accounting as described below.

(h)

Monthly Accounting. Administrator shall render accounts to Customer detailing all Contract-related transactions and remit all money due to Customer under a Statement of Work to Customer at least monthly. Administrator will periodically render an accounting to Customer detailing all transactions performed by the Administrator pertaining to the business relating to a Statement of Work. Administrator shall prepare and maintain monthly financial institution account reconciliations.

(i)	Currency. All transactions will be paid and reported in U.S. dollars. Administrator may not accept premium or annuity payments, fees, or charges in any currency other than U.S. dollars.

(j)

Administrator’s Authority To Take Certain Actions. Customer grants to Administrator, acting in its capacity as agent for Customer, for the purpose of providing the Services, the authority to act on Customer’s behalf and to take, in addition to the actions contemplated in Section 1.3 of this Agreement, any and all actions as are necessary and appropriate to provide those Services constituting contract administration services rendered in respect of the Contracts as permitted under the Contract terms, as consistent with Applicable Law and regulation, and as consistent with instructions received in good order from any person with the authority to exercise rights under the Contracts.

1.4.	Service Levels.

(a)

Included in Statements of Work. Concurrently with entering into each Statement of Work, Customer and the Administrator will agree, where applicable, on Service Levels which shall be included in such Statement of Work and which specifically relate to certain specified Services.

(b)

Service Credits. If Administrator fails to meet a Service Level, except to the extent Administrator is otherwise excused, Customer may reduce the applicable Charge for the relevant Services by the amount of the Service Credit specified in

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the applicable Statement of Work. Administrator shall deduct the Service Credits from the next succeeding invoice.

(c)	Intentionally Left Blank.

(d)

Root Cause Analysis. Upon Administrator’s failure to provide the Services in accordance with the applicable Service Levels, Administrator will use best commercial practices to promptly: (i) perform a root-cause analysis to identify the cause of such failure; (ii) provide Customer with a report detailing the cause of failure; (iii) provide to Customer the proposed procedure for correcting such failure; (iv) Customer will review the proposed procedure and communicate to Administrator either (a) its acceptance of the proposed procedure; or (b) its non- acceptance of the proposed procedure in which case Administrator shall revise its proposed procedure to conform with the reasonable guidance and input from Customer. Such acceptance shall not be unreasonably withheld; (v) Administrator will correct such failure in accordance with such procedure; (vi) provide weekly (or more frequent, if appropriate) reports on the status of the correction efforts; and (vii) upon completion of the remedial steps, provide Customer with such confirmation. In addition, Administrator shall provide to Customer access to review Administrator’s compliance with the remedial steps or otherwise monitor Administrator’s performance as otherwise described in Section 3 of the Agreement.

(e)

Other Performance Issues. With respect to any Services or obligation that does not have an associated Service Level if Customer reasonably concludes that Administrator is not performing such Service or obligation with a level of accuracy, quality, completeness, timeliness, responsiveness and cost efficiency consistent with the practice that Customer would follow in performing such Services itself, Customer shall notify Administrator promptly, in writing, with a detailed explanation for the basis therefor that Customer believes that Administrator has failed to meet such standards. Administrator, with input from the Customer, shall promptly investigate such issues as soon as practicable and Customer and Administrator shall confer on such issues.

(f)

Measurement and Monitoring Tools. Prior to the Commencement Date, Administrator will implement the measurement and monitoring tools and procedures required to measure and report Administrator’s performance of the Services against the applicable Service Levels. Such measurement and monitoring tools and procedures will: (i) permit reporting at a level of detail sufficient to verify compliance with the Service Levels; and (ii) be subject to audit by Customer in accordance with the terms of the Agreement.

(g)

Default Performance Standards. If Administrator is liable for failing to meet the “Default Performance Standards” as set forth in Exhibit 9 or as stated in the applicable SOW, in addition to any other remedies available to Customer, Customer may terminate this entire Agreement in whole or in part under Section 13.3(a)(iv), provided that Customer provides notice to Administrator within one (1) year after the failure to meet the Default Performance Standards. In addition, Customer may revoke its consent(s) provided under Sections 11.2 with respect to a particular subcontractor (other than an Affiliate of Administrator) and with respect to any Services if the subcontractor’s involvement contributed to the

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failures that make up the Default Performance Standards, by providing Administrator forty-five (45) days prior written notice.

1.5.	Benchmarking Process.

(a)	General.

(i)	The Benchmark Process set forth in this Section 1.5 shall apply unless otherwise set forth in the applicable Statement of Work.

(ii)

Beginning no sooner than one (1) year following the Effective Date, and no more than once per year during the Term, at Customer’s expense, Customer may engage a Benchmarker to benchmark Service Levels and Charges for the Services provided under one or more Statements of Work.

(iii)

The purpose and results of the Benchmarking Process are to determine if the Charges and Service Levels for selected Services are competitive within a reference class of reasonably comparable customers.

(iv)

All activities relating to the Benchmarking Process shall be at Customer’s expense and Customer shall reimburse Administrator at the then-current time and materials rates for resources devoted by Administrator in the Benchmarking Process.

(v)

Neither the Benchmarker nor its Affiliates may be in the business of providing business process outsourcing services to clients. None of the Benchmarker’s compensation may be contingent or in any way related to the outcomes determined by Benchmarker.

(b)

Initiating Benchmarking. The Benchmark Process may be initiated by Customer by giving at least ninety (90) days prior notice to Administrator. Customer shall select the Benchmarker from the list of Benchmarkers set forth on the “Benchmarkers” Exhibit to the applicable Statement of Work. Customer represents that each Benchmarker is qualified to perform the Benchmark Process based on their demonstrated skills, experience, responsiveness, objectivity and fees.

(c)	Benchmark Process Methodology. The Benchmarker shall conduct the Benchmark Process according to the following methodology:

(i)

The Benchmarker shall select a representative sampling of other outsourced organizations that share substantially similar attributes with respect to size, investments, scope and nature of overall Services, quality standards and Service Levels, technology, and payment and performance credit structure but without regard to geographic scope of overall services (“Comparators”). There shall be six (6) Comparators or such lesser number if the Comparator information available to the Benchmarker is comprised of a lesser number of Comparators. The Benchmarker shall make adjustments to the Comparators as necessary to permit a normalized comparison.

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(ii)

For each Comparator used to calculate the Benchmark Results, the Benchmarker shall disclose to Customer and Administrator the demographic data (e.g., the total number of Service resource units and/or other basis on which Charges are based, a general description of the quality of services and service environment and other similar data) reasonably required for the Parties to understand the basis upon which the Benchmarker determined that the Comparators chosen by the Benchmarker comply with the requirements set forth above. Due to the confidential nature of Comparator data and nondisclosure agreements to which such data may be subject, the name of the Comparators shall be treated as confidential information of the Benchmarker.

(iii)

The data used by the Benchmarker in the Benchmark Process will be reasonably current (i.e., based on services provided to Customer and the Comparators no more than twelve (12) months prior to the start of the Benchmark Process). The data shall be only from other relationships for substantially similar services in terms of scope of services, minimum financial commitments from the customer, duration of the commitment from the customer, nature of the accountability of the service provider, the location from where the services are provided, and other data substantiating the similarity between the Comparators and the terms of this Agreement. On written request and on a de-identified basis, Benchmarker shall provide such comparative data to Administrator.

(iv)

The Benchmarker shall compare each Comparator’s contracted charges, Service Levels and scope with Administrator’s contracted Charges, Service Levels, scope of services, and all other significant terms with respect to the subject Services. The Benchmarker shall compare the applicable Service Levels with the Comparator’s committed Service Levels for each element of the Services where such comparison is meaningful and objective.

(v)

The Benchmarker shall use normalization techniques that the Benchmarker deems appropriate to use to make such adjustments. The Benchmarker shall fully explain its normalization techniques to Administrator and Customer.

(vi)

Customer and Administrator agree as follows: (i) that the Benchmarker will conduct the Benchmark Process in accordance with the Benchmarker’s own policies, methodologies, and practices which Benchmarker will represent are designed to generate valid comparisons without a bias for or against any one or more service providers; (ii) to consult with each other regularly and cooperate reasonably with the Benchmarker in the Benchmark Process activities; and (iii) that Customer shall serve as the Benchmarker’s primary point of contact; provided, however, that Customer shall provide Administrator with the opportunity to participate in any substantive discussions with the Benchmarker that relate to Administrator’s role in the Benchmarking Process.

(vii)	Customer will be permitted to disclose price and cost information under this Agreement to the Benchmarker, subject to execution of an

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appropriate confidentiality agreement in accordance with subsection (f) below and Article 11 hereof. Administrator shall not be obligated to disclose to the Benchmarker data with respect to any other of Administrator’s customers.

(viii)

All information provided to and obtained from a Benchmarker shall be provided to both Administrator and Customer, unless otherwise agreed by the Parties. Such information shall be deemed to be the Confidential Information of Administrator and Customer.

(d)	Benchmark Results.

(i)	The Benchmarker shall provide the data, analysis and findings, including any supporting documentation, for the Services to Administrator and Customer as appropriate throughout the Benchmark Process.

(ii)

The Benchmarker shall prepare the complete “Benchmark Results” (i.e., a normalized analysis of the Comparators charges to the Charges) promptly, but no later than thirty (30) days after the commencement of the Benchmark Process by the Benchmarker. If the Benchmarker is for any reason unable to complete the Benchmarking Process within the time period set forth in this Section 1.5(d)(ii), the Parties will reasonably extend such period to allow the Benchmarker to complete the Benchmarking Process.

(e)

Benchmark Review. Upon completion of the Benchmark Process, Customer and Administrator shall review the Benchmark Results during the thirty (30) day period following delivery to Customer and Administrator of the Benchmark Results, and shall in good faith discuss any appropriate adjustments to the Service Levels or Charges under this Agreement, and identify and resolve any disagreements or variances from the Benchmark Results. The Benchmarker shall disclose: (i) if the Benchmark Results show that the relevant Charges are less than three percent (3%) higher than the normalized charges paid by the average of the Comparators in the first quartile of the Comparators that were the subject of such Benchmarking Process of the relevant sample; (ii) if the results show that the relevant Charges are between three percent (3%) and twenty percent (20%) greater than the normalized charges paid by the average of the Comparators in the first quartile of Comparators; or (iii) if the results show that the relevant Charges are more than twenty percent (20%) greater than the normalized charges paid by the average of the Comparators in the first quartile of Comparators. Based on such results, Administrator may elect to offer a proposal for Customer’s consideration for adjustments to the scope of Services, Service Levels and the relevant Charges. Any adjustments shall be made on a prospective basis only, beginning thirty (30) days after the Benchmark Process is completed.

(f)

Access and Confidentiality. Any Benchmarker engaged by Customer shall agree in writing with Administrator to be bound by the applicable confidentiality and security provisions specified in this Agreement. Benchmarker may not use, except for the purpose of providing them to Customer and Administrator, or disclose to any third party, any of the terms of this Agreement or any Benchmark

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Results, without the express written consent of Administrator and Customer. Each Party shall reasonably cooperate with the Benchmarker and shall provide reasonable access to resources and to information requested by Benchmarker during the Benchmark Process to permit Benchmarker to perform the Benchmarking.

(g)

Cooperation and Assistance. Each Party will provide, and ensure that its subcontractors (excluding in the case of Customer, Administrator and its subcontractors) provide, all necessary cooperation, information, documents and assistance reasonably required to perform the Benchmarking.

1.6.	Changes in Customer Business.

(a)

Changes in Customer’s Business. If during the Term, Customer experiences or reasonably anticipates significant changes in the scope or nature of its business which have or are reasonably expected to have the effect of causing a substantive and sustained increase or decrease in the amount of Administrator resources used in performing the Services under one or more Statements of Work, such changes shall be governed by this Section 1.6 (unless the terms of a particular Statement of Work establishes an alternate mechanism), provided any decreases are not due to Customer’s resuming the provision of such Services by itself or Customer transferring the provision of such Services to another Third Party Provider, except as permitted by this Agreement. Examples of the kinds of events that might cause such substantial increases or decreases include but are not limited to: (i) changes in Customer’s products or markets; (ii) mergers, acquisitions or divestitures; (iii) changes in market priorities; or (iv) changes in demand for Customer’s products.

(b)

Plan for Adjustment. Customer will notify Administrator of any event or discrete set of events which Customer believes qualifies under this Section 1.6. Administrator will propose changes that can be made to accommodate such decrease or increase of resource requirements in a cost-effective manner for both Parties to minimize disruption to Customer’s or Administrator’s ongoing operations, and the cost savings that will result therefrom for both Parties, in a proposal to Customer for review and acceptance. Such changes shall equitably account for any efficiencies, economies or reduced or increased resource requirements resulting from any changes in the Services proposed by Administrator, the benefits of the bargain initially reflected in the applicable Statement of Work, the financial commitments made by Administrator in connection with this Agreement in anticipation of this Agreement or the applicable Statement of Work continuing for the full term without such changes, and provide for changes to the Charges and other terms that have been determined on a commercially reasonable basis consistent with the other Charges and terms related thereto.

(c)

Implementation of Adjustment. Upon mutual written acceptance by Customer and Administrator, the applicable adjustments to the Charges and other terms to reflect the foregoing shall be stated in an amended Exhibit 6 and executed Change Order to the affected Statements of Work to the Parties.

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1.7.	Error Detection and Correction.

(a)

If either Party discovers any error or mistake in any record, report, data, information, or output related to this Agreement, that Party will promptly inform the other Party, including, to the extent practicable, the details of such error or mistake necessary for Administrator or Customer, as the case may be, to identify the scope of such error or mistake. The Parties will reasonably cooperate to correct such error or mistake to mitigate the harm caused.

(b)

To the extent Customer was the cause of such error or mistake, including errors or mistakes based on inaccurate or incomplete information provided or approved during the Term, Administrator shall be entitled to reasonable compensation for its efforts relating to investigating and resolving such error or mistake as well as for correcting all related data. To the extent Administrator was the cause of such error or mistake, Administrator shall take appropriate corrective actions at Administrator’s expense.

(c)

From time to time, Administrator may provide reports as stated in the applicable SOW to Customer for the express purpose of asking Customer to verify the accuracy and completeness of such reports and the supporting data. The Parties will cooperate on a reasonable basis to evaluate such reports. If, after a reasonable period of time, Customer does not object to the information contained in such reports, the reports shall be deemed accurate and Administrator may rely on the information contained in such reports to perform the Services under this Agreement.

1.8.

Other State TPA Requirements. The Parties acknowledge and understand that Applicable Law may provide additional rights to, and/or impose additional duties and obligations on, the Parties arising from the Applicable Law governing third party administrators (“Applicable TPA Laws”). Exhibit 1 describes those Applicable TPA Laws which require certain provisions to be in an agreement between a third party service provider and an insurance company with respect to the Services provided under this Agreement, as determined by Administrator, which provisions are not otherwise in this Agreement. Administrator shall notify Customer of any changes in Applicable TPA Laws that become effective after the Effective Date where such change in law relates to the provisions required to be in an agreement between a third party service provider and an insurance company, by providing an updated Exhibit 1, with a reasonable explanation of the basis for such changes and if any such change in Applicable TPA Laws conflicts with the provisions, or otherwise impacts the terms and conditions, of this Agreement, a detailed description of such conflicts and/or impacts shall also be provided. To the extent the Applicable TPA Laws impose obligations on Administrator which Administrator believes may conflict with Administrator’s obligations expressly stated in this Agreement, Administrator shall notify Customer’s designated authorized officer in writing of such conflicts and such changes shall be considered a change in Applicable Law as described in Section 2.5 below.

1.9.

Notice to Contract Holders. To the extent Applicable TPA Laws require Administrator to provide written notice to each Contract Holder advising them of the identity of and the applicable relationship among Administrator, the Contract Holder and Customer, Administrator shall do so. The expense of preparing and sending such notice shall be borne by Customer as a Pass-Through Expense. If, however, Customer will be sending

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to the Contract Holders any other communication within the time required for Administrator to send such notice, the Parties will mutually agree upon the form of notice to be sent in lieu of Administrator sending a separate notice to Contract Holders as contemplated above. If the Parties are unable to agree upon the form of notice within one hundred and twenty (120) days after the Effective Date of the applicable Statement of Work, Administrator may send the notice contemplated above.

1.10.

Further Cooperation. Administrator will cooperate with Customer, but to the extent such cooperation requires material additional effort or resources by Administrator for which Administrator seeks additional compensation, such services or resources shall be provided in accordance with the Change Procedures.

1.11.

Data Backup. Administrator will implement and comply with (a) generally accepted industry practices for data and system backup, and (b) Customer’s backup requirements set forth in the applicable Statement of Work (and if there are any inconsistencies, Customer’s requirements will control). The foregoing policies, practices and requirements may be updated pursuant to the Change Procedures.

1.12.	Excused Obligations.

(a)

Subject to Section 1.12(b), Administrator’s failure to perform its obligations under this Agreement, including failure to attain any Service Levels, will be excused to the extent caused by any of the following:

(i)	The failure of Customer, a Customer Designee or their respective employees or agents, to perform their respective obligations under this Agreement or the applicable Statement of Work;

(ii)

violations of Applicable Law by Customer, a Customer Designee, the issuer of a Contract, any broker-dealer, agent representative or other person in connection with a Contract, or the failure of any Contract to comply with the terms of Applicable Law to achieve the intended purpose of such Contract unless such failure was caused by Administrator;

(iii)	failure of the Operating Guidelines as approved by Customer in accordance with this Agreement to comply with Applicable Law;

(iv)

Administrator’s reliance upon Operating Guidelines approved by Customer or upon any additional policies, processes, interpretations of Applicable Laws and regulations, unique to administering the Contracts as provided in writing by Customer to the extent such policies, processes and interpretations were not, at the time of Administrator’s reliance, superseded by a later version of the Operating Guidelines approved by Customer, all in accordance with this Agreement;

(v)	actions or omissions by any previous administrator of the Contracts;

(vi)

an event or series of events outside the reasonable control of Service Provider, other than Force Majeure Events, which were not reasonably foreseeable as of the Effective Date by Service Provider and where such

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event or events require a material increase in resources required by Service Provider to perform the Services as required by this Agreement.

(vii)

any action taken by Administrator, its Affiliate or any Permitted Subcontractor, at the request or direction of Customer or a Customer Designee or action not taken by Administrator, its Affiliate or any Permitted Subcontractor as a result of Customer not providing the appropriate written direction to act;

(viii)	errors in the Customer Software other than those caused by Administrator, its Affiliates, or its Permitted Subcontractors;

(ix)	failures to meet any Service Level as a result of a decision by Customer or a Customer Designee;

(x)

the applicability of any other provision of this Agreement that provides for relief from Service Level Defaults or otherwise excuses Administrator from the consequences of such Service Level Defaults in accordance with such provision;

(xi)

Customer’s or its agents’ (including Customer Designees’) breach of the terms of any Contract or any other agreement relating to a Contract, including any agreement relating to the sale of the Contract, commissions paid or payable relating to such Contract, the reinsurance of such Contract, provided that Administrator otherwise performed in all material respects with this Agreement; or

(xii)

failures caused by inaccurate or incomplete information or data provided to Administrator, including such information provided by Customer or a Customer Designee or a Contract Holder, where it would be reasonable for the Administrator to rely on the inaccurate or incomplete information or data.

(b)

Upon learning of the occurrence or likely occurrence of any of the foregoing, such Party will inform the other in writing (or via email) and the Parties will cooperate to develop and implement a mutually acceptable plan to minimize the adverse effects caused by such circumstances. In such event, Customer will pay Administrator on a time and materials basis at the rates set forth in the applicable Statement of Work for the additional costs incurred by Administrator and the additional resources devoted as a result of the occurrences described above.

1.13.	Changes to Services and Change Procedures.

(a)

During the term of a Statement of Work, Customer may wish to obtain additional services from Administrator, to change the Services or Service Levels, or to enhance or reduce the level of Services. Likewise, Administrator may wish to change the Services or Service Levels or to reduce the level of Services or Service Levels. Any and all requests for additional services or changes or reductions in Services or Service Levels, shall be made in writing to the other Party on a Change Request Form substantially in the format set forth as Attachment A to Exhibit 7 to this Agreement.

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(b)

Promptly upon receiving a written request from Customer for the performance of additional or an enhanced level of services pursuant to a Statement of Work, Administrator shall respond in writing to Customer regarding its ability and willingness to perform such additional or enhanced level of services, the schedule pursuant to which it could perform any or all such additional or an enhanced level of services, any impact to the Services, the additional fees and/or personnel, facilities, equipment, software, or other assets required to perform the additional or enhanced level of services, any relevant additional Service Levels, and any other matters relevant to the request for the performance of additional or enhanced level of services.

(c)

Promptly upon receiving a request for a change or reduction of the level of Services or Service Levels, the receiving Party shall respond to the requesting Party in writing regarding its ability and willingness to agree to the change or reduction requested, the effect of such change or reduction on, in the case of Administrator, it or its ability to perform the Services or, in the case of Customer, its ability to meet its needs and its obligations, an estimate of the charges (increased or decreased) for the Services as proposed to be changed or reduced insofar as the receiving Party is agreeable to the proposed change or reduction, and other relevant matters.

(d)

No proposed additional services by Customer, or change in or enhancement or reduction of Services or Service Levels to be provided or met by Administrator shall be effective unless and until the Parties shall agree in a written amendment to a Statement of Work, or a change order, executed and delivered by each Party, and no Party shall be obligated for additional services or to any change or reduction of the Services or Service Levels to be provided; provided that Administrator and Customer shall negotiate in good faith in respect of any and all such requests by Customer or Administrator, particularly so if and to the extent any such requests are necessitated by any changes to Applicable Law.

(e)

The services to be provided by Administrator, if and as amended and changed, shall thereupon be the “Services” for the remainder of the term of the Statement of Work, unless and until such Statement of Work is further amended in a manner that amends or changes the Services.

2.	CUSTOMER RESPONSIBILITIES.

2.1.

Performance of Other Functions. Customer shall, and shall cause its personnel, agents, suppliers, clients and its other representatives to perform the functions and tasks as set forth herein and set forth in the applicable Statement of Work, if any. Furthermore, Customer shall, and shall cause its personnel, agents, suppliers, clients and its other representatives to continue to perform all functions and tasks, if any, with respect to the Contracts that are not among the functions to be performed by Administrator. Customer shall devote all resources, including facilities, equipment and personnel, that are reasonably required to enable it to perform the retained functions. Customer shall, for the foregoing purposes, for so long as necessary, maintain its facilities and equipment in reasonably good repair, maintain computer hardware and software in good working condition capable of interface with Administrator’s systems (insofar as contemplated for purposes of a Statement of Work), maintain telephone lines, network access and other equipment and services necessary to transmit data to and to receive data from

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Administrator electronically, and maintain policies and procedures appropriate with respect to its performance of its retained responsibilities.

2.2.	Operating Guidelines; Changes.

(a)

All changes to the agreed upon Operating Guidelines shall be made in accordance with the Change Procedures. Each of the Parties agrees to comply with the Operating Guidelines approved in writing as the same may be updated in writing during the Term of the applicable Statement of Work.

(b)

Subject to compliance with the Change Procedures, the Parties will implement such additional policies, procedures, and updates to the Operating Guidelines that: (i) are mandated by law, rule, regulation, or changes thereto for Administrator properly and legally to perform the Services; (ii) relate to additional interpretations or directions provided by Customer in writing; or (iii) so long as they are lawful and would not impose incremental cost on Customer, are requested by Administrator to enable Administrator to more efficiently perform the Services.

(c)

Administrator shall comply with and, in accordance with the Change Procedures, incorporate promptly into the Operating Guidelines such interpretations and directions provided by Customer in writing. Administrator shall provide Customer a reasonable opportunity to review such revised Operating Guidelines. If Customer does not approve such revisions to the Operating Guidelines in writing by the time reasonably set by Administrator, such revisions shall be deemed rejected by Customer, in which case the then-current version of the Operating Guidelines shall govern until and unless revisions to the Operating Guidelines are approved by Customer in writing. Administrator shall consult with Customer to determine the most efficient means to implement such interpretations and directions into the Operating Guidelines.

(d)	In performing the Services, Administrator shall be entitled to rely upon such documented Operating Guidelines approved by Customer.

2.3.	Customer Modifications.

(a)

Customer may modify its facilities, equipment, software, or other resources accessed which are used by Administrator in connection with performing the Services. Customer shall use reasonable efforts to consult with Administrator in advance about any such modifications that may impact Administrator’s performance hereunder. Administrator shall use reasonable efforts to identify promptly the impact on the Services of Customer’s proposed modifications.

(b)

To the extent Administrator would be required to incur any additional time or resources as a result of modifications proposed by Customer as described above, Administrator shall, via the Change Procedures, inform Customer of the estimated costs in connection with such modifications. If Customer implements such proposed modifications, Customer shall reimburse Administrator for the reasonable costs identified in writing by Administrator or as may otherwise be agreed via the Change Procedures in advance of Customer initiating such changes.

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(c)

To the extent Customer modifies such facilities, equipment, software, or other resources accessed and used by Administrator in connection with performing the Services and does not inform Administrator in writing in advance as stated above, Customer shall pay Administrator on a time and materials basis at the rates set forth in the applicable Statement of Work for the reasonable costs incurred by Administrator modifying its software or other resources to the extent reasonably necessary to conform to Customer’s modifications and Administrator shall be excused from performing in accordance with this Agreement to the extent caused by Customer’s changes.

2.4.	Compliance with Applicable Law.

(a)

In connection with performing the Services, Administrator shall comply with all Applicable Law. Administrator shall not be responsible for any violation of, or failure to comply with, such Applicable Law if Administrator’s acts or omissions result from relying on information provided by Customer. If Administrator has any specific requests for legal and regulatory information from Customer, such requests shall be submitted to Customer via a designated representative of Customer and Customer will respond within a commercially reasonable time.

(b)	The Parties acknowledge and agree that this Section is not intended to create an attorney-client relationship between the Parties.

2.5.	Interpretations of and Changes to Applicable Law.

(a)

Administrator shall use commercially reasonable efforts to monitor Applicable Law relating to the Services and changes to such laws. Administrator shall inform Customer of any changes in Applicable Law which may relate to the Services promptly after Administrator identifies such changes.

(b)

Customer shall be ultimately responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to the Services (other than Applicable TPA Laws), including those activities performed for Customer by Administrator and shall provide appropriate written direction to Administrator with respect to Administrator’s compliance with such requirements. Customer shall provide to Administrator Customer’s written interpretations of such Applicable Law as requested by Administrator or as determined to be appropriate by Customer. Administrator shall comply with any such direction and interpretation provided by Customer in writing to Administrator.

(c)

Administrator and Customer shall work together, via the Change Procedures, to identify the impact of changes in Applicable Law on how Customer receives, and Administrator provides, the Services to determine the most efficient means to implement such changes into the Operating Guidelines and other procedures used by Administrator.

(d)

Administrator shall perform the Services regardless of changes in Applicable Law. If such changes prevent Administrator from performing its obligations under this Agreement, Administrator shall develop and, upon Customer’s written approval, implement suitable alternative arrangements that will enable Administrator to perform its obligations under this Agreement.

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(e)

Administrator shall implement Changes in Laws into Administrator’s procedures and into the Operating Guidelines for no additional charges, except for the “Extraordinary Changes in Laws” (as defined below).

(f)

Administrator shall implement Extraordinary Changes in Laws into Administrator’s procedures and into the Operating Guidelines at the then applicable time and materials rates based upon a reasonable allocation of costs to incorporate such changes into Administrator’s policies, processes, workflows, procedures and into the Operating Guidelines, as the Parties shall negotiate expeditiously and in good faith. In negotiating such allocation of expenses, the following factors are to be considered: (i) the relative benefit each party receives from incorporating such changes; (ii) the marginal costs Administrator would incur to make such changes taking into account amounts received and to be received from other users, customers or licensees; (iii) the re-usability or leveragability of such changes by each party; and (iv) the amount each party would be required to incur in the absence of this Agreement, to make such changes and incorporate such changes into its policies, processes, workflows, procedures and other systems.

(g)

Notwithstanding any other provision of this Agreement, the Parties hereby acknowledge and agree that federal, state or local government agencies or courts of competent jurisdiction may from time to time pass, issue, interpret or promulgate, rules, regulations, standards, decisions or interpretations while this Agreement is in effect that (i) prohibit the performance of Administrator’s obligations hereunder, (ii) materially change Administrator’s obligations hereunder, (iii) materially increase Administrator’s costs of performing its obligations hereunder, or (iv) impair, restrict, limit or otherwise materially and adversely affect Administrator’s rights, benefits, or obligations hereunder (collectively, a “Change in Law”). Following a Change in Law, Administrator may initiate the Change Procedures to implement the changes required to respond to such Change in Law. Such notice shall be accompanied by a signed opinion of counsel supporting Administrator’s conclusion and stating the manner in which the Change in Law affects Administrator’s rights and obligations described above. Nothing contained herein shall preclude Customer from contesting the issue whether the Change in Law affects Administrator’s rights and obligations in the manner described.

(h)

Where the Change in Law is so significant, such that Administrator would be required to devote in excess of one hundred sixty (160) person hours in a single calendar year (an “Extraordinary Change in Law”), Administrator shall be entitled to apportion a fair amount of the cost to implement the response to such Change in Law and Customer shall be obligated to pay such fairly apportioned amount as to be agreed in writing between the Parties. If the Parties cannot agree within thirty (30) days of Administrator’s written request, the formula below will be considered a fair method of allocating the cost of such significant Change in Law to Customer:

# of Customer Contracts X cost of the modifications

Total # of Administrator other similar insurance contracts

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(i)

If the Parties do not or cannot mutually agree to amend this Agreement in accordance with the Change Procedures within ninety (90) days or such other mutually agreed upon time period after Administrator has provided the proposed change order, including any such change order describing a Change in Law described in Section 2.5(h) above, for which Administrator seeks to apportion the cost of implementing a significant Change in Law, either Party may terminate this Agreement by providing the other party no less than twelve (12) months advance written notice, if such termination notice is given within sixty (60) days from the end of the above-mentioned ninety (90) day period to reach a mutually acceptable resolution.

(j)

Neither Party shall be deemed to be in breach of this Agreement during the aforementioned ninety (90) day period or otherwise agreed upon time period as a consequence of such Party’s acts or omissions in reliance upon its interpretation of the Change in Law. A terminating Party’s continuing obligations under this Agreement shall be limited and modified only to the minimum extent necessary to comply with the Change in Law and relieve such Party of the material additional economic burden that would arise from performance of such obligations of the Change in Law. If the implementation or enforcement of any Change in Law is stayed in all material respects by the order of a judicial or executive authority or by legislative action, the right to amend or terminate as set forth above shall also be stayed during the period of such stay.

2.6.

Cooperation. Customer shall, in addition, cooperate and cause its personnel to cooperate with Administrator as reasonably necessary or requested by Administrator in order to enable Administrator to perform the Services as and when contemplated herein, including by provision of reasonable remote or onsite access to Customer’s facilities, personnel, hardware, and/or software in accordance with Customer’s then-current policies and procedures.

2.7.

Policies and Procedures; Changes. Customer agrees to implement any policies, procedures, and updates that (a) are mandated by law, rule, regulation, or changes thereto for Administrator properly and legally to perform the Services; or (b) so long as they are lawful and would not impose excessive cost on Customer relative to the benefits to be realized under this Agreement and all affected Statement of Work, are requested by Administrator to enable Administrator to more efficiently perform the Services. Such policies and procedures or changes shall be implemented by Customer within sixty (60) days after Administrator’s request, or such longer period as shall be reasonable under the circumstances. If Customer objects to any policies, procedures, or updates as requested by Administrator, or believes it needs more than sixty (60) days to implement such policies and procedures or changes, Customer shall, promptly after receiving Administrator’s request, so inform Administrator and the Parties shall work promptly and in good faith to resolve Customer’s objections taking into consideration the bases for Administrator’s request and Customer’s objections, the costs and benefits of adherence or non-adherence to the request, and potential alternatives.

2.8.

Benefits, Premiums and Underwriting Criteria; Underwriting and Claims Payment Procedures; Reinsurance. Customer acknowledges and agrees that it is solely responsible for determining the benefits, premium rates, underwriting criteria, and underwriting and claims payment procedures that apply to the Contracts. Customer further acknowledges that it is solely responsible for securing reinsurance and for the

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competent administration of its benefit programs. Notwithstanding, Administrator will be responsible for any obligations under an applicable SOW that relate to applying policies and procedures developed by Customer, including but not limited to policies and procedures relating to underwriting and claim payment as well as benefit payments and premium collection in accordance with the Agreement.

2.9.

Additional Information. Customer shall, from time to time, provide Administrator with current forms of the Contracts, prospectuses, applications, and other documents and information relating to the Contracts, including the names and jurisdictions of license and/or registration of all insurance agents and representatives and broker-dealers authorized to sell or solicit the Contracts, and such other additional information as Administrator may reasonably request in connection with the provision of the Services.

2.10.

Direction; Authorized Personnel. Customer personnel listed in a Statement of Work as Customer authorized personnel, as such list may be amended by Customer from time to time by notice to Administrator, shall be authorized to provide Administrator with instructions or directions on behalf of Customer relating to Administrator’s normal day-to- day provision of the Services under the applicable Statement of Work. Customer shall provide Administrator notice of any change in the authority of any such person to provide such instructions and directions.

2.11.

Customer Personnel. All costs incurred by Customer in respect of personnel directly or indirectly utilized by Customer in connection with the policies, including all salaries, wages, benefits (including, but not limited to, compensation, insurance, disability insurance, employees’ pension plan, employee welfare benefit plan, unemployment insurance, vacations or leave), and employment-related taxes, shall, as between Administrator and Customer, be borne solely, exclusively, and entirely by Customer. The Parties do not intend, under this Agreement or otherwise, that Administrator shall be required to create, maintain, or provide any benefits or rights for any of Customer’s personnel.

2.12.

Control and Supervision of Customer Personnel. Persons employed by Customer shall be employees of Customer and not Administrator. Customer shall be solely responsible for the control, supervision, and direction of, and shall have sole authority to control, supervise, and direct, Customer personnel in respect of the services related to the Contracts. Customer shall, in addition, have sole authority and responsibility with respect to the selection, hiring, promotion, demotion, dismissal, firing, training, and setting of salaries, wages, and benefits of its personnel, and with respect to any complaints of its personnel. Administrator shall not have any obligation or right or authority or responsibility to supervise, direct, discharge, or discipline any of Customer’s personnel.

3.	RECORDKEEPING AND AUDIT RIGHTS.

3.1.

Recordkeeping - Contract Related Information. Administrator will adhere to Customer’s Record Management and Imaging Processing Requirements (as described in Exhibit 2), as may be updated and replaced upon notice to the Administrator, in the Customer’s sole discretion, but in accordance with the Change Procedures, to the extent Administrator is required to expend additional resources or effort to comply with any of the changes in such updated Record Management and Imaging Processing Requirements.

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3.2.

Contract Accounting Books and Records. Administrator shall establish and maintain facilities and procedures for the safekeeping of complete Contract accounting books and records of all transactions of any nature performed by Administrator on behalf of Customer (collectively, “Contract Accounting Books and Records”). All such Contract Accounting Books and Records shall be maintained in accordance with Applicable Law with respect to the Services and in accordance with Exhibit 2. Copies of Contract Accounting Books and Records shall be maintained by Administrator for the longer of any period that may be required by Applicable Law, but for not less than seven (7) years from the end of the term of the applicable Statement of Work, or for the duration specified in Exhibit 2, unless a replacement third party assumes, in writing and on terms reasonably acceptable to Administrator, responsibility to maintain such records for such period of time. Notwithstanding the foregoing, Administrator may satisfy the foregoing by tendering such Contract Accounting Books and Records to Customer at the end of this Agreement, or the applicable Statement of Work in a non-proprietary format reasonably acceptable to Customer. Subject to its obligations under Applicable TPA Laws and the other express provisions of this Agreement, including Section 3.7 below, Administrator shall destroy Contracting Accounting Books and Records and other materials in accordance with Exhibit 2. Administrator may satisfy the foregoing by tendering Contract Accounting Books and Records and any other materials to be destroyed to Customer for Customer to destroy. On written request by Administrator, Customer shall promptly respond to Administrator’s requests for interpretations of Exhibit 2.

3.3.

Return of Contract Accounting Books and Records. Promptly following the termination or expiration of a Statement of Work, Administrator shall deliver to Customer, or to a Customer Designee identified by Customer, all Contract Accounting Books and Records of all transactions performed in connection with such Statement of Work. Such Contract Accounting Books and Records shall be reasonably cataloged or indexed and in a reasonably commercially accessible format at all times and when so delivered to the Customer.

3.4.	Historical (Pre-Statement of Work) Hard Copy Records.

(a)

Any hard copy, non-electronic records with respect to the Contracts that were prepared or made prior to the date of a Statement of Work that: (i) Administrator needs to perform the Services; or (ii) Customer desires to transfer possession and control to Administrator, and which Administrator agrees in writing shall be transferred into its possession or control, shall be delivered by Customer or a Customer Designee, to Administrator, or its designee, at such times as the Parties shall agree in writing, catalogued or indexed and maintained in such manner as the Parties shall agree, all at Customer’s expense.

(b)

Upon Administrator’s receipt of such historical records, such historical records shall be Contract Accounting Books and Records. Administrator shall not be required to catalogue or index such records beyond which they are catalogued or indexed when delivered to Administrator. Administrator shall only be obligated to maintain such records in the format in which delivered by Customer or a Customer Designee to Administrator.

(c)	Subject to Customer’s prior approval, Administrator may image and destroy, or cause to be imaged and destroyed, hard copy historical records, upon the

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occurrence of which such images shall be subject to the requirement that they be reasonably catalogued and indexed and in a reasonably accessible format at all times and when so delivered to Customer or a Customer Designee, just as the other complete books and records of all transactions of any nature performed by Administrator on behalf of Customer.

(d)

Customer acknowledges that Administrator’s ability to perform the Services in accordance with this Agreement is dependent on Customer providing complete and accurate historical data to Administrator in a usable format. Further, from time to time, Administrator may request Customer to review and approve the accuracy and completeness of certain historical data. Where such historical information provided by Customer or the prior administrator may not be complete and accurate, Administrator may request Customer to review and approve certain assumptions or work-arounds relating to such information. To the extent Administrator is required to devote additional time and resources assembling, analyzing or re-formatting such historical data in connection with the Services to be provided, Customer shall compensate Administrator for such additional time and resources at the rates set forth herein or the applicable Statement of Work. In any case, where Administrator requests Customer to review and approve information and Customer does approve such information, Administrator may rely on such approvals and shall not be liable for the inaccuracy of information presented to and approved by Customer.

3.5.

Back-up Storage Location. In accordance with Exhibit 2, Administrator may send back- up tapes to one or more off-site storage facilities provided that:(a) Administrator shall inform Customer in advance of the name and location of any replacement or new off-site facility; and (b) each new or additional off-site facility shall maintain at least the same level of security as required by this Agreement. Upon Customer’s reasonable request and accompanied by appropriate Administrator Personnel, authorized personnel or designated representatives of Customer shall be permitted access to the off-site facilities at which Administrator’s back-up tapes are kept during normal business hours and subject to any reasonable security procedures or other restrictions in effect at the off-site facilities at the time of the access.

3.6.

Recordkeeping - Other Records. Administrator shall maintain books and records in accordance with Applicable Law and general industry standards. The books and records to be maintained pursuant to this Section 3.6 do not include Contract Accounting Books and Records governed by the provisions above.

3.7.

Litigation Holds. In the event of any dispute arising under or with respect to this Agreement or in the event that Customer issues a “record hold order” in writing, the applicable retention period will be extended until the resolution of such dispute becomes final and non-appealable and all obligations of the Parties hereto have been satisfied in full. Administrator will, and will cause its Permitted Subcontractors to, comply with any such record hold orders issued by Customer requiring preservation of certain records for legal, regulatory or other purposes.

3.8.

Audits - General. Upon ten (10) Business Days’ notice to Administrator and during normal business hours, but not more often than is reasonably necessary or appropriate, absent good cause, Customer or a Customer Designee may, in compliance with the Administrator’s security regulations and the further provisions hereof, audit Administrator

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for the purposes set forth in this Article 3. Customer may conduct audits itself or with the assistance of a Customer Designee (provided that such third party executes a confidentiality agreement that contains protections for Confidential Information comparable to those set forth in this Agreement and provided further that such third party shall not be any person that Administrator deems in its reasonable discretion to be an Administrator Competitor), at Customer’s expense, subject to the provisions below. No such audit may be performed by any person compensated on a contingency fee basis. The foregoing shall not restrict the number of audits which may be conducted by Governmental Authorities having jurisdiction over Customer or any Customer Designee and the exception for “good cause” referred to above shall apply to audits conducted by Customer in connection with any breach of this Agreement by Administrator or any failure of Administrator to attain the Service Levels.

3.9.	Access.

(a)

Customer. During any audit in relation hereto, Administrator shall provide reasonable access to Customer and Customer Designees (including their respective internal audit and compliance staff), inspectors, consultants, and other representatives, who are not Administrator Competitors to: (i) facilities where the Services are being performed; (ii) its personnel and subcontractors; and (iii) data and records in the possession of Administrator relating to its performance of the Services. Customer, the Customer Designees and their respective auditors, inspectors, consultants, and other representatives shall adhere to Administrator’s reasonable and customary security and safety policies.

(b)

Customer’s Regulators. Administrator shall provide any Governmental Authority of any nature whatsoever having regulatory authority over Customer or Customer Designees on-site access during Administrator’s ordinary business hours to: (i) facilities where the Services are being performed; (ii) their personnel and subcontractors; and (iii) data and records in the possession of Administrator relating to its performance of any of the Services. Customer shall require such representatives of such Governmental Authority to comply with Administrator’s reasonable and customary security and safety policies.

(c)

Response Times. For Contract Accounting Books and Records and other records generated and maintained by Administrator which are required by Applicable Law to be retained and made available to any Governmental Authority, Administrator shall make such records available to Customer or a Governmental Authority within the time prescribed by Applicable Law.

3.10.

Cooperation. Administrator shall cooperate fully with and assist Customer, Customer Designees, and their respective auditors, inspectors, consultants, and other representatives, and any Governmental Authority, in connection with audits in relation hereto and/or to any Statement of Work and shall, on a reasonably timely basis, furnish each with all information reasonably requested.

3.11.

Audit Support Expenses and Charges. Customer shall reimburse Administrator for the reasonable costs incurred by Administrator and for the time devoted by Administrator Personnel in connection with such audits which are beyond the Baseline Audit Support. “Baseline Audit Support” means the cost incurred and the time devoted by Administrator Personnel in providing audit assistance and access to Customer, Customer Designees

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and Governmental Authorities during each calendar year (or pro rata portion) during the Term of up to eighty (80) hours of such assistance. The time devoted by Administrator Personnel in providing such audit assistance and access to Customer relating to Administrator’s failure to perform in accordance with this Agreement, including the Service Levels will be provided at no charge to Customer (and is not included in the calculation of Baseline Audit Support).

3.12.

Scope of Audits. Audits shall be limited to information relating to Administrator’s provision of the Services in compliance with its obligations under this Agreement and, except for audits conducted in connection with requests by Governmental Authorities, shall be limited to the period of the then current calendar year and the immediately preceding calendar year in connection with: (a) Administrator’s practices and procedures, including procedures to maintain the confidentiality of Confidential Information; (b) Administrator’s controls and security measures and procedures; (c) onsite review of Administrator’s disaster recovery and back-up plans and procedures; (d) any matter necessary to ensure that Administrator or Customer has met or is meeting requirements of Applicable Law; (e) Administrator’s compliance with its Service Level obligations; and/or (f) Administrator’s charges for the Services, including expenses and taxes invoiced with respect thereto, and any credits provided or that should have been provided.

3.13.

Overcharges. If, as a result of any such an audit, Customer determines that Administrator overcharged it, Customer shall notify Administrator in writing of its determination, including the amount of the overcharge and the basis for its conclusion, and Administrator shall promptly pay to Customer the amount of the overcharge, plus interest at the rate of the prime rate published by The Wall Street Journal on the day after the day on which it receives such notice (but in no event to exceed the highest lawful rate of interest), calculated from the date of payment of the overcharged amount until the date of payment to Customer, unless such claim of overcharge is promptly (but in any event within thirty (30) days) disputed by Administrator in writing, in good faith.

3.14.

No Interference. All audits shall be performed in a manner to minimize disruption to Administrator’s business. In no event shall Customer, while conducting an audit, materially interfere with Administrator’s ability to perform the Services or any of its other obligations under this Agreement or any Statement of Work or to conduct its other operations in the ordinary course of business.

3.15.

Exit Conference. Following any audit by Customer, Customer shall conduct (in the case of an internal audit), or request its external auditors to conduct, a conference with Administrator to discuss the preliminary conclusions from such audit with Administrator. Customer shall report, in writing, to Administrator any actual or suspected deficiencies identified in such audit within sixty (60) days from the conclusion of the audit with a final report to be issued within one hundred and twenty (120) days to Administrator. To the extent that Administrator is not performing in accordance with this Agreement, Administrator shall promptly take all such actions as are appropriate to correct such deficiencies and otherwise perform in accordance with this Agreement.

3.16.

Undercharges. Subject to Section 7.8(d) below, if, as a result of an audit of its Charges to Customer, Administrator determines that it has undercharged Customer for Services provided by it, Administrator may specially invoice Customer for such amount. Any such invoice shall include evidence that the amount was not previously charged to Customer.

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Upon receipt of this information and evidence, Customer shall promptly pay to Administrator the amount of the undercharge that it does not promptly (but in any event within thirty (30) days), in writing, dispute in good faith.

3.17.

SSAE 16 Audits. At least annually, at no additional charge to Customer, Administrator shall provide to Customer a copy of a SSAE 16 SOC I report for the twelve (12) months ending September 30, with the first report being provided for the twelve (12) months ending September 30, 2013, following the first Commencement Date hereunder. Administrator shall deliver to Customer such final report as soon as possible after December 1, but no later than December 31. Such report shall be prepared by a nationally recognized firm for Administrator’s facility or facilities from which it (including, as applicable, its Affiliates and subcontractors) is providing Services. Such reports provided by Administrator under this Section shall be considered Administrator Confidential Information. Administrator may redact from such reports, those portions containing confidential information of third parties.

4.	ADMINISTRATOR RESOURCES AND SECURITY.

4.1.

Facilities, Equipment, and Software. Administrator shall provide the Services from facilities, and using office furniture, office supplies, equipment, and, subject to Section 2.1, software, supplied and furnished by Administrator at no additional charge beyond those set forth in a Statement of Work. Administrator shall provide the Services from the Administrator Service Location(s) identified in a Statement of Work as those from which the Services in respect of the Statement of Work are to be provided; provided that Administrator, upon written notice to and the written approval of Customer, change the Administrator Service Location(s) so long as such facilities meet the Security Regulations (see Section 4.3, below) and subject to Administrator’s business resumption plan or the equivalent and performance of the Services in accordance with the applicable Service Levels (see Section 1.4, above). Administrator shall bear all costs of any change of the Administrator Service Location(s), including any costs reasonably incurred by Customer associated with any such change, except to the extent such change involves a system modification and Customer is responsible for any of its cost related to such system modification pursuant to the terms of Section 4.2. Administrator shall, in addition, bear any costs of connectivity for its facilities, equipment, and software to the internet.

4.2.	System Modifications.

(a)

Right to Make. Subject to the express limitations hereof, Administrator may alter and modify the facilities, equipment, software, and systems used or employed by Administrator in performing the Services; provided that no such alterations or modifications: (i) shall materially adversely affect the Service Levels being provided under a Statement of Work; or (ii) subject to Section 4.2(b), shall require Customer to incur material additional expenses relative to this Agreement and all Statements of Work, taken in the aggregate, without Customer’s prior written consent. Administrator shall consult with Customer in advance about any alterations or modifications that will require changes to Customer’s facilities or systems.

(b)	Required or Modernizing in Nature. If Administrator’s proposed alterations or modifications are the result of changes or requirements made by Administrator’s

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suppliers or vendors (including changes in software or hardware), and Administrator has no commercially reasonable alternatives other than to make such alterations or modifications, or if such alterations or modifications represent reasonable modernization of Administrator’s facilities, equipment, software, or systems, Customer agrees, on sixty (60) days (or such other agreed upon timeframe) written notice to it from Administrator, to make such changes in its facilities or systems as are lawful and reasonably necessary to conform to Administrator’s alterations and modifications.

(c)

Not Required or Modernizing in Nature. If Administrator’s proposed alterations or modifications neither are the result of changes or requirements made by Administrator’s suppliers or vendors nor represent reasonable modernization of Administrator’s facilities, equipment, software, or systems, Customer shall, upon sixty (60) days’ written notice to it from Administrator, make changes in its facilities, equipment, software, and systems if and to the extent that they are lawful and will not impose material cost on Customer relative to this Agreement and all Statements of Work, taken in the aggregate.

4.3.

Security. During the term of a Statement of Work, Administrator shall maintain and enforce security regulations at the facilities it utilizes to provide the Services which are: (a) in accordance with Exhibit 3 (the “Security Regulations”); and (b) at least as rigorous as those security procedures in effect at such facilities as of the date of each applicable Statement of Work. Administrator may from time to time amend or supplement the Security Regulations so long as such amendment or supplement does not lessen the protections afforded by the Security Regulations as in effect up to the time of such amendment or supplement.

4.4.	Personnel.

(a)

General. Administrator shall provide the Services utilizing individuals who, by reason of their education, skills, abilities, training and/or experience, are reasonably qualified to perform the particular Services Administrator assigns them to perform to or for the benefit of Customer. In any event, each individual shall be duly licensed, certified, or registered if necessary lawfully to perform the duties assigned to him or her.

(b)

Control and Supervision. Persons employed by Administrator shall be employees of Administrator and not Customer. Administrator shall be solely responsible for the control, supervision, and direction of, and shall have sole authority to control, supervise, and direct, Administrator personnel in respect of their provision of the Services on behalf of Administrator to or for the benefit of Customer. Administrator shall in addition have sole authority and responsibility with respect to the selection, hiring, promotion, demotion, dismissal, firing, training, and setting of salaries, wages, and benefits of its personnel, and with respect to any complaints of its personnel. Customer shall have no obligation or right or authority to supervise, direct, discharge, or discipline any of Administrator’s personnel.

(c)

Assignment of Personnel. Customer hereby acknowledges that Administrator personnel working on Statements of Work may perform the same or similar services from time to time for others, and that neither this Agreement nor a

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Statement of Work shall prevent Administrator from performing such similar services or assigning such personnel to perform the same or similar work for other parties; provided that Administrator and such personnel perform and comply with Administrator’s obligations hereunder and under any Statement of Work, including the obligations to maintain as confidential and not use Customer’s Confidential Information in any manner prohibited hereby or pursuant to a Statement of Work; and provided further that Administrator make commercially reasonable efforts to honor any specific requests of Customer with regard to the assignment of particular Administrator personnel to perform Services.

(d)

Key Personnel. Notwithstanding Sections 4.4(b) and 4.4(c), if a Statement of Work lists any personnel or positions as key in respect of Administrator’s performance thereof, then Administrator shall, prior to adding, removing, or replacing any such personnel or positions, or their responsibilities, inform Customer of such proposed action; provided that Administrator agrees to provide Customer reasonable opportunity, upon request, to interview such replacement key personnel prior to Administrator assigning such person to perform Services directly relating to Customer. In the event of an emergency, Administrator shall inform Customer as promptly as reasonably practicable, may appoint a qualified replacement, or assign the duties of such key personnel to one or more other qualified personnel, on an interim basis, to mitigate against interruption in Services, and shall commence diligently to work to nominate a permanent replacement and/or reassign one or more of the duties of the individual or position to one or more other individuals or positions.

(e)

Personnel Costs. All costs incurred by Administrator in respect of personnel directly or indirectly utilized by Administrator to provide Services, including all salaries, wages, benefits (including, but not limited to, compensation, insurance, disability insurance, employees’ pension plan, employee welfare benefit plan, unemployment insurance, vacations or leave), and employment-related taxes, shall, as between Administrator and Customer, be borne solely, exclusively, and entirely by Administrator. The Parties do not intend, under this Agreement or otherwise, that Customer shall be required to create, maintain, or provide any benefits or rights for any of Administrator’s personnel.

(f)

Direction; Authorized Personnel. Administrator personnel listed in a Statement of Work as Administrator authorized personnel, as such list may be amended by Administrator from time to time by notice to Customer, shall be authorized to provide Customer with instructions or directions on behalf of Administrator relating to Customer’s normal day-to-day provision of the Services under the applicable Statement of Work. Administrator shall promptly provide Customer notice of any change in the authority of any such person to provide such instructions and directions.

5.	PROPRIETARY RIGHTS.

5.1.

Ownership of Administrator Materials. Excluding Customer Information, all (a) Administrator Materials, (b) modifications, enhancements and derivative works thereof without regard to whether such modifications, enhancements and derivative works were developed by Administrator or jointly by Customer, Customer Designees and

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Administrator, and (c) all intellectual property rights with respect thereto, shall be, as between Customer and Administrator, the exclusive property of Administrator.

5.2.

Ownership of Customer Information. Excluding Administrator Materials, all: (a) Customer Information; (b) modifications, enhancements and derivative works thereof without regard to whether such modifications, enhancements and derivative works were developed by Customer or jointly by Customer, Customer Designees and Administrator; (c) all intellectual property rights with respect thereto; and (d) those policies, processes, work flows, and interpretations of Applicable Law unique to Customer as may be reasonably specified in writing by Customer in accordance with this Agreement, shall be, as between Customer and Administrator, the exclusive property of Customer.

5.3.	Other Developed Materials. Excluding all information described in Sections 5.1 and 5.2 above and all intellectual property rights with respect thereto, the following shall govern.

(a)

Except as otherwise agreed to in a Statement of Work, any Systems, materials, techniques, policies, practices, procedures, processes, work flows, ideas and know-how, which are jointly developed by Administrator, Customer and/or Customer Designees (the “Jointly Developed Materials”) and all intellectual property rights with respect thereto, shall, as between the Parties, be the exclusive property of Administrator.

(b)

Customer irrevocably and unconditionally assigns to Administrator all its right, title and interest in and to the Jointly Developed Materials, including, without limitation, all intellectual property rights with respect thereto.

(c)

Customer shall have a non-exclusive, non-assignable, non-transferable, perpetual, royalty-free right to use, copy, modify, create derivative works from, and to permit third parties to do the foregoing, the Jointly Developed Materials in its business, without any further obligation to Administrator with respect to such Jointly Developed Materials.

(d)

For the avoidance of doubt: (i) nothing in this Section 5.3 shall give Customer any ownership, license or other rights in or to any Administrator Software; and (ii) nothing in this Section 5.3 shall give Administrator any ownership, license or other rights in or to any Customer Information.

(e)

Notwithstanding the above, for Jointly Developed Materials expressly identified in a Statement of Work or Change Order pursuant to the Change Procedures, as providing Customer a competitive advantage and where such Statement of Work refers to this Section, Administrator shall not make those Jointly Developed Materials available to any other customer for a period of eighteen (18) months from the date such Jointly Developed Materials go into the production environment. The foregoing shall not prevent Administrator from independently developing similar materials for other customers so long as Administrator does not refer to the Jointly Developed Materials developed for Customer which are subject to this Section 5.3(e).

5.4.

Administrator License. Subject to the provisions of Section 5.2, Customer hereby grants Administrator (and Permitted Subcontractors) a non-exclusive, royalty-free right to use, modify, enhance, copy, publish, transmit, perform, display, create derivative works from

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and otherwise use Customer Information solely to the extent necessary to perform the Services under this Agreement. Except as expressly authorized in writing by Administrator, Customer shall not be entitled to access any Administrator Software.

5.5.

Customer License. Subject to the terms and conditions of this Agreement, Customer shall have only a non-exclusive, non-transferable, limited license during the Term to: (a) access and use the Administrator Software solely for the purposes expressly permitted by this Agreement and for no other, and (b) use the Documentation, user manuals, training materials and other materials, whether in paper or electronic form, that Administrator may provide from time to time solely for the purposes of accessing and using the Administrator Software as expressly permitted by this Agreement.

5.6.

Ownership of Contract Holder Data. As between Administrator and Customer, Customer shall be the exclusive owner of all Contract Holder Data. All Contract Holder Data is, will be and will remain the property of Customer or its designees and will be deemed Confidential Information of such Parties. Customer or such designees will have all right, title and interest in and to, including worldwide ownership of trade secret rights, copyrights, patents and other proprietary rights in the Contract Holder Data and all copies thereof.

5.7.

Certain Calculations. For the avoidance of doubt and not in any way prejudicing either Party’s rights under the provisions above or under the Confidentiality Agreement, as between Customer and Administrator: (a) Customer may continue to use in its business and beyond the scope and duration of this Agreement the tools used for the performance of calculations to satisfy the provisions under Sections 7702A and 7702 of the Internal Revenue Code, which are calculation tools Customer and Administrator received from the prior third party administrator prior to the Effective Date; and (b) the foregoing shall not in any way give Customer any claim of right in any Administrator Materials or in any way impair Administrator’s rights in Administrator Materials or to use any method of performing the calculations to satisfy the provisions under Sections 7702A and 7702 of the Internal Revenue Code, whether the methods used by Administrator are identical or similar to those used by Customer.

6.	CONFIDENTIALITY.

The exchange of Confidential Information between the Parties under this Agreement shall be governed by the Confidentiality Agreement.

7.	FEES AND PAYMENT.

7.1.

General. In return for the Services rendered by Administrator, Customer shall pay the fees and expenses (collectively, “Charges”) set forth in such Statement of Work; provided that in no event may Administrator’s compensation be contingent upon Administrator’s claim expenses with respect to the Contracts, or upon savings effected in the adjustment, settlement, and/or payment of losses or claims covered under the Contracts.

7.2.

Proration. Except for amounts payable under Section 7.5 and as set forth on Exhibit 6, all periodic fees or charges under an applicable Statement of Work are to be computed on a calendar month basis and will be prorated on a per diem (Business Day) basis for any partial month. If a Contract is transitioned for Administrator to begin providing

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Services during a calendar month, the fees for such Contract shall be based on the status of the Contract, as of the Commencement Date for such Contract, and shall be prorated based on the number of Business Days remaining in the month relative to the total number of Business Days in such month. The fees shall be similarly prorated for the last calendar month Services are provided under the applicable Statement of Work if the End Date is not the last day of a calendar month.

7.3.

Increases. Administrator may increase the fees and charges under a Statement of Work once every twelve (12) months, but not with effect before the first January 1 following the first anniversary date of the effective date of each such Statement of Work, in accordance with the United States Department of Labor Consumer Price Index - All Urban Consumers (1982-84 = 100) since the later of (a) the date of the Statement of Work or (b) the date of the last increase of such fees and charges for the Statement of Work pursuant to this Section.

7.4.

Estimates. From time to time, Administrator may provide to Customer estimates relating to requested additional services. Administrator shall use good faith in developing estimates and shall provide Customer with a reasonable basis for such estimates. Customer acknowledges that unless otherwise agreed in writing clearly designating that a quoted amount or estimated amount is a fixed price, a not-to-exceed price, or that Administrator’s then-current fees would be subject to adjustment in some other fashion, all quotes or estimates provided by Administrator are just estimates, not subject to any caps or other adjustments.

7.5.

Pass-Through Expenses. To the extent Administrator has received invoices from the providers of such Pass-Through Expenses, the monthly invoice delivered by Administrator will include the Pass-Through Expenses. Administrator will use commercially reasonable efforts to obtain such invoices in a timely manner.

7.6.

Expenses Reimbursement. Customer shall reimburse Administrator for documented “out-of-pocket” and travel expenses that are reasonably incurred and necessary for Administrator’s performance of the Services, which are approved in advance by Customer. If travel is required, Administrator will comply with Customer’s travel policies, which shall be provided in writing to Administrator, as Administrator may request from time to time in writing (or via email). Under no circumstances will Customer reimburse Administrator for first class or business class travel. Subject to Section 4.1, Customer shall reimburse Administrator for all other out-of-pocket expenses incurred by Administrator for which Customer is responsible pursuant to a Statement of Work. Administrator shall furnish evidence of such reimbursable expenses, such as copies of receipts, to Customer reasonably promptly upon request.

7.7.	Payment Disputes. Payment disputes shall be resolved as stated in Section 12.4.

7.8.	Taxes.

(a)

General. Prices in Statements of Work do not include any applicable sales, use, ad valorem or similar taxes (each, a “Sales Tax” and collectively, “Sales Taxes”) regardless of the taxing authority. Customer shall pay applicable Sales Taxes on the fees and charges payable under a Statement of Work unless there is an applicable exemption from such Sales Tax. To the extent Administrator is required by law to collect such Sales Taxes, one hundred percent (100%) of

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such Sales Taxes shall be added to invoices as separately stated charges and paid in full by Customer, unless Customer is exempt from such Sales Taxes and furnishes Administrator a certificate of exemption. Administrator shall be responsible for all taxes imposed on its income, franchise, or property and Administrator shall be responsible for all taxes and all obligations to withhold taxes with respect to its directors, officers, agents, employees and other persons who may be involved in providing Services on its behalf.

(b)

Contest by Customer. If Customer disagrees with Administrator’s determination that any Sales Tax is due with respect to Services, Customer shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, Customer shall have the right to contest any asserted claim for such Sales Taxes, subject to it agreeing to indemnify Administrator for the entire amount of such contested Sales Tax (including any associated interest and/or late penalties) should such Sales Tax be deemed applicable. Administrator agrees reasonably to cooperate with Customer in the event Customer determines to contest any such Sales Taxes.

(c)

Additional Taxes. Customer and Administrator shall promptly inform each other in writing of any assertion by a taxing authority of additional tax liability with respect to the Services. Any legal proceedings or any other action against Administrator with respect to such asserted liability shall be under Administrator’s direction; provided that Administrator shall promptly inform Customer of all material developments; and further provided that if the resolution or settlement of such proceeding or action could cause Customer to pay any additional Sales Taxes or other amounts, Customer, at its option and expense, may participate in and jointly control with Administrator such proceeding or action with Administrator’s cooperation. Any legal proceedings or any other action against Customer with respect to such asserted liability shall be under Customer’s direction; provided that Customer shall promptly inform Administrator, of all material developments; and further provided that, if the resolution or settlement of such a proceeding or action could cause Administrator to pay any amounts, Administrator, at its option and expense, may participate in and jointly control with Customer such proceeding or action with Customer’s cooperation. In any event, Customer and Administrator shall fully cooperate with each other as to the asserted liability. Each Party shall bear all the reasonable costs of any action undertaken by the other at that Party’s request.

(d)

Failure Timely to Invoice. If any Sales Taxes payable by Customer that are required to be collected by Administrator pursuant to this Section, are not invoiced by Administrator (or are invoiced on a date such that Administrator is not reasonably able to deliver the amount of such Sales Taxes to the relevant taxing authority in a timely fashion), and it is ultimately determined that such Sales Taxes are due and payable, then Customer shall reimburse Administrator for the amount of such Sales Taxes; provided that, in such event, Administrator shall indemnify and hold harmless Customer from and against any and all interest and other penalties assessed as a result of such Sales Taxes not being paid in a timely manner.

(e)	Failure Timely to Report or Pay. Customer shall not be required to pay or otherwise be liable or responsible for, and Administrator shall indemnify, defend,

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and hold harmless Customer from and against, any penalty, additional tax, costs, or interest that may be assessed or levied by any taxing authority as a result of the failure of Administrator to file any return, form, or information statement that may be duly required from Administrator by such taxing authority or to pay any tax amounts collected from Customer hereunder, unless such failure is caused by failure of Customer to provide necessary information, upon request, to Administrator or to timely pay any Sales Tax amounts, upon request, to Administrator that Customer is required to pay to Administrator pursuant to this Section 7.8 for payment to the applicable taxing authority.

(f)

Refunds. If Administrator receives a refund as a result of a payment by Customer under this Section, then Administrator shall credit Customer an amount equal to such refund on its next invoice to Customer for fees and charges, or if the relevant Statement of Work has terminated, shall refund such amount to Customer.

(g)

Invoicing. Any and all invoices from Administrator to Customer shall comply with the requirements of each relevant taxing authority and shall contain data sufficient under Applicable Law to enable Customer to obtain appropriate credit if available under the law for any Sales Taxes charged on such invoices. If any Sales Taxes are assessed on Administrator’s provision of Services, Administrator shall segregate all invoices between taxable and nontaxable Services.

(h)

Withholding by Customer. If Customer believes that it is required under Applicable Law to deduct or withhold any taxes (“Withholding Taxes”) from or in respect of a payment to Administrator, it shall notify Administrator in writing and in a timely manner. Customer may deduct and withhold any Withholding Tax that Customer reasonably determines is required by Applicable Law to be deducted and withheld at the lowest rate statutorily permitted, and may make any payment to Administrator pursuant to a Statement of Work net of such Withholding Tax. Any Withholding Tax so deducted and withheld shall be treated for all purposes of a Statement of Work as a payment duly and timely made by Customer to Administrator. Administrator shall provide Customer such forms or other documentation as may be required to establish any reduction in or exemption from any such Withholding Tax.

7.9.

Invoices. Unless otherwise set forth in an applicable Statement of Work, on or about the beginning of each calendar month, Administrator shall send to Customer, at the address specified in the applicable Statement of Work by U.S. mail, postage pre-paid, by nationally recognized express courier, or by electronic mail, an invoice and/or a billing statement, as applicable, in respect of a Statement of Work containing the following items:

(a)	the period covered by the invoice;

(b)	any fixed Charges due for such calendar month for the Services;

(c)	any additional Service Charges (in reasonable detail and in amount) due;

(d)	any credits owed (in reasonable detail and in amount);

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(e)	any expenses including but not limited to Pass-Through Expenses to be reimbursed (in reasonable detail and in amount);

(f)	any Sales Taxes or other taxes to be paid by Customer (in reasonable detail and in amount); and

(g)	the total amount due.

7.10.

Payment Terms. Payment of all invoiced or billed amounts not disputed by Customer in accordance with Section 7.7 shall be due on the first day of the succeeding calendar month; provided the invoice was sent on or about the beginning of the calendar month, but in any event within the first five (5) Business Days of such calendar month, otherwise, on the thirtieth (30th) day after the invoice was postmarked, deposited with an express courier for delivery to Customer, or electronically mailed.

7.11.

Late Charges. Any amount properly due and payable under this Agreement not paid and which remain unpaid forty-five (45) days after receipt of an invoice or other claim for payment, with appropriate back-up documentation, other than any amount subject to a reasonable dispute by the party obligated to pay such amount, shall be subject to a late fee. The late fee shall be computed daily at the lesser of (i) 1.5% per month, or (ii) the highest rate permitted by Applicable Law. Administrator’s invoices shall include sufficient detail for Customer to confirm the Charges were made in accordance with this Agreement.

8.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

8.1.	Administrator. Administrator represents, warrants or covenants to Customer that:

(a)

it has the expertise and resources to perform the Services in a professional and workmanlike manner, and it will perform the Services in accordance with the provisions of this Agreement and the applicable Statement of Work;

(b)	the Administrator Personnel are and will be properly educated, trained and qualified for the Services they are to perform;

(c)	all deliverables identified in a Statement of Work conform to the specifications or descriptions thereof in the applicable Statement of Work;

(d)

it will not intentionally introduce into any Customer Information any Malicious Code and will use commercially reasonable efforts to prevent any such Malicious Code from entering Customer Information under the control of Administrator or otherwise accessed or used by Administrator in the performance of this Agreement;

(e)

all Services and Administrator Materials: (i) are original to Administrator (or its subcontractors, as the case may be) or are the subject of one or more licenses authorizing Administrator to use such materials as contemplated hereby; (ii) which are owned by Administrator, do not violate any patent, copyright, trade secret or other property right of any third party; and (iii) for other materials to which Administrator has only a license to use, Administrator’s use is in accordance with Administrator’s license for such materials;

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(f)	it has obtained and will at all times during the Term maintain all applicable consents, permits and/or licenses necessary to perform the Services;

(g)

it has not paid or caused to be paid and will not pay or cause to be paid, directly or indirectly, any wages, compensation, gifts or gratuities to any employee or agent of Customer or to any government agent, official, or employee for the purpose of influencing any decisions with respect to the making of this Agreement, or in connection with any Services contemplated hereby;

(h)	all Administrator Personnel are eligible to legally work and accept employment in the United States or such other country from which the Services will be provided;

(i)

Administrator is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with its obligations under this Agreement; and

(j)

there are no liens, claims, encumbrances, legal proceedings, restrictions, agreements, or understandings that might conflict or interfere with, limit, or be inconsistent with or otherwise affect Administrator’s right to comply with any of the provisions of this Agreement.

8.2.	Mutual. Each Party represents and warrants that, as of the Effective Date:

(a)

It is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it is incorporated, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement;

(b)	It has all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement;

(c)

It has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on its part;

(d)	This Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms;

(e)

It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Agreement; and

(f)	It has and shall maintain all the licenses, permits, and approvals from governmental agencies required to perform its obligations under this Agreement.

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9.	INDEMNIFICATION AND REIMBURSEMENT FOR DATA ERRORS.

9.1.

Administrator Indemnity. Subject to Section 9.5 below and to the limitations, exclusions and exceptions in Article 10, Administrator, at its own expense, shall indemnify, defend and hold harmless Customer, and its directors, officers, employees and agents (collectively, the “Customer Indemnitees”), from and against Indemnified Damages relating to or arising from any claim, demand, suit, action or proceeding (collectively, a “Claim”) brought by a third party (a person which is not an Affiliate of any Customer Indemnitee) against any of the Customer Indemnitees to the extent based upon:

(a)	Administrator’s or its agents’ (including its Affiliates’ and Permitted Subcontractors’) breach of the terms or warranties contained herein;

(b)	Administrator’s or its agents’ (including its Affiliates’ and Permitted Subcontractors’) fraud or willful misconduct; or

(c)	Administrator’s or its agents’ (including its Affiliates’ and Permitted Subcontractors’) breach of Article 5 or Article 6 above.

9.2.

Customer’s Indemnity. Subject to Section 9.5 below and to the limitations, exclusions and exceptions in Article 10, Customer, at its own expense, shall indemnify, defend and hold harmless Administrator, and its directors, officers, employees and agents (collectively, the “Administrator Indemnitees”), from and against Indemnified Damages relating to or arising from any Claim brought by a third party (a person which is not an Affiliate of any Administrator Indemnitee) against any of the Administrator Indemnitees to the extent based upon:

(a)	Customer’s or its agents’ breach of Customer’s warranties in Section 8.2;

(b)	Customer’s or its agents’ (including Customer Designees’) fraud or willful misconduct;

(c)	Customer’s or its agents’ (including Customer Designees’) breach of Article 5 or Article 6 above;

(d)	Any of the matters in Section 1.12 for which Administrator is not liable under this Agreement;

(e)

Customers or its agents’ (including Customer Designees’), breach of any other agreement relating to a Contract, including any agreement relating to the sale of the Contract, commissions paid or payable relating to such Contract, the reinsurance of such Contract, provided that Administrator otherwise performed in all material respects with this Agreement;

(f)

Administrator’s performance in accordance with this Agreement, including in conformity with: (i) any written policies, processes, interpretations or other written instructions provided by Customer or a Customer Designee for purposes of performance of the Services to the extent such processes, interpretations or other instructions were not, at the relevant time, superseded by a later version of the Operating Guidelines approved by Customer in accordance with this Agreement; or (ii) the Operating Guidelines approved by Customer.

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9.3.	Special Indemnification Relating to Infringement. Subject to Section 9.5 below and to the limitations, exclusions and exceptions in Article 10:

(a)

Administrator shall defend, hold harmless and indemnify the Customer Indemnitees from all Indemnified Damages which arise out of a Claim brought by a third party that is not an Affiliate of Customer against Customer arising from the actual or alleged infringement by such Administrator Materials of the rights of such third party;

(b)

Customer shall defend, hold harmless and indemnify the Administrator Indemnitees from all Indemnified Damages which arise out of a Claim brought by a third party that is not an Affiliate of Administrator against Administrator arising from the actual or alleged infringement by Customer Information of the rights of such third party; and

(c)

Notwithstanding the provisions above, neither Party shall be obligated to indemnify or defend the other or settle any Claim of infringement: (i) asserted by an Affiliate of the other Party, (ii) caused by the other Party’s (including its suppliers, designees, Affiliates, vendors or any other third parties who may perform certain services for the benefit of the other Party) additions to, changes in, or modification of Administrator Materials or Customer Information, as applicable; (iii) caused by the other Party’s use of such information in combination with information provided by third parties; or (iv) caused by the other Party breaching Article 5 or Article 6 of this Agreement.

9.4.

Acts of Employees and Subcontractors. Subject to Section 9.5 below and to the limitations, exclusions and exceptions in Article 10, each Party shall indemnify, defend and hold harmless, the other Party and its respective indemnitees from any and all Indemnified Damages which arise out of a Claim brought by a third party that is not an Affiliate of either Party, by reason of personal injury, death or tangible personal property damage of any nature or kind arising, in whole or in part, out of, as a result of, or in connection with, the negligent acts or omissions of the indemnifying Party’s employees, agents, subcontractors, or in the case the case of Customer, Customer Designees.

9.5.	Indemnification Procedures. Claims for indemnity under this Agreement shall be subject to the following additional terms:

(a)

As promptly as practicable, but within five (5) Business Days, after a Party seeking to be indemnified under this Agreement (the “Indemnified Party”) becomes aware of circumstances which may lead to seeking indemnification under this Agreement, the Indemnified Party shall provide the other Party (the “Indemnifying Party”) with written notice of the matter in reasonable detail.

(b)

If such notice is not provided within the time stated above, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party, except to the extent that Indemnifying Party is actually prejudiced by the late receipt of such notice.

(c)	The Indemnifying Party’s indemnification obligation above is conditioned on the Indemnified Party’s permitting the Indemnifying Party upon request, and at the

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Indemnifying Party’s cost and expense, to assume and control the defense or settlement thereof.

(d)

To assume the defense of such Claim, the Indemnifying Party shall first have acknowledged in writing to the Indemnified Party the Indemnifying Party’s obligation to indemnify the Indemnified Party for the matter as well as provided reasonable proof of the Indemnifying Party’s ability to defend and pay the defense costs and Claim amount. In the absence of such assurance in writing, the Indemnified Party shall retain the right, but not the duty, to control the defense of such Claim, without prejudicing in any way its right to recover all Indemnified Damages under this Section.

(e)	The Indemnified Party agrees to cooperate, at the Indemnifying Party’s expense, with Indemnifying Party in every reasonable manner in the defense of such Claim.

(f)

The Indemnifying Party shall not effect a settlement of any such Claim, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. It shall not be considered unreasonable to withhold consent if the settlement contains any admission on the part of the Indemnified Party of wrongdoing or contains any sanctions other than the payment of money that the Indemnifying Party agrees to and is able to pay. It shall be unreasonable to withhold consent if such settlement consists solely of the Indemnifying Party agreeing and having the ability to pay money.

9.6.	Variances.

(a)

Correction. In the event of a discrepancy or other error arising in the execution or recording of an investment transaction during the Term, including a portfolio allocation or reallocation transaction (a “Variance”), Administrator shall, promptly upon learning of the Variance, reconcile the Variance by crediting or debiting the applicable Contract Holder’s account such that the Contract Holder shall not have lost or gained any amounts as a result of the Variance.

(b)

Reporting. Promptly, but in any event no later than fifteen (15) days after the end of each calendar month, Administrator shall furnish Customer a detailed, itemized report listing (a) Variances caused by Administrator’s errors (each, a “Type A Variance”) and (b) Variances that are not caused by Administrator’s errors (each, a “Type B Variance”); provided that Administrator shall promptly inform Customer of any Variance that results in a net gain or net loss in excess of fifteen thousand dollars ($15,000), whether a Type A Variance or a Type B Variance.

(c)

Annual Settle-Up. If, as of the last day of each calendar year during the Term of this Agreement, there is a Net Loss, as defined below, for that calendar year, Administrator shall pay the amount of that Net Loss to Customer. Provided, however, the amount Administrator is obligated to pay Customer for a given calendar year shall be reduced by the amount of Net Gains, as defined below, from prior calendar years during the Term of this Agreement to the extent such Net Gains were not credited against Net Losses from prior periods. Such payment will be due and payable on the immediately following February 1.

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(d)

Net Loss Defined. “Net Loss” means the amount by which the losses from Type A Variances were greater than the gains from the Type A Variances that occurred during that prior calendar year, when reduced by the amount of net gains, if any, from Type B Variances in excess of the losses from Type B variances for that same calendar year. For the avoidance of doubt, if the losses from Type B Variances are greater than the gains from Type B Variances, such difference shall not increase the Net Loss.

(e)

Net Gain Defined. “Net Gain” means the amount by which the gains from the Type A Variances were greater than the losses from the Type A Variances that occurred during that prior calendar year, when combined with the net gain or loss, as the case may be, between the gains from Type B Variances and losses from Type B Variances for that same calendar year. For the avoidance of doubt, if the losses from Type B Variances are greater than the gains from Type B Variances, such difference shall reduce the Net Gain.

(f)	Date of Transaction. A Type A or Type B Variance shall be deemed to have occurred on the date the transaction occurs (or should have occurred) that results in the discrepancy or other error.

(g)	Cooperation. Administrator shall, as reasonably requested by Customer, assist Customer to recover and reconcile Type B Variances.

10.	DISCLAIMERS, LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES.

10.1.

Disclaimer of other Warranties. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW AND EXCEPT FOR THOSE EXPRESSLY STATED ABOVE, ADMINISTRATOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT OR OTHER VIOLATION OF RIGHTS OR LOSS OR DAMAGE TO DATA OR DOCUMENTATION OCCURRING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PLATFORM. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ADMINISTRATOR OR ITS REPRESENTATIVES IN PERFORMING ITS OBLIGATIONS HEREUNDER WILL CREATE ANY WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES MADE BY ADMINISTRATOR.

10.2.

Exclusion of Damages. EXCEPT AS STATED IN SECTION 10.4 BELOW, IN NO EVENT SHALL A PARTY OR ITS AFFILIATES BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING LOST PROFITS OR LOSS OF GOODWILL, OR EXEMPLARY, PUNITIVE, OR SPECIAL DAMAGES ON ANY CLAIM OR DEMAND AGAINST IT BY THE OTHER PARTY, ITS AFFILIATES OR ANY OTHER PERSONS, WHETHER IN CONTRACT, EQUITY, TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE, AND STRICT LIABILITY IN TORT) OR OTHERWISE, EVEN IF, AND WHETHER OR NOT, SUCH PARTY OR ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

10.3.	Limitation of Liability. EXCEPT AS STATED IN SECTION 10.4 BELOW, THE AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, RELATING TO OR ARISING FROM THIS

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AGREEMENT, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CUSTOMER DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE FIRST OCCURRENCE OF THE EVENT GIVING RISE TO SUCH DAMAGES, UNLESS THE LIABILITY ARISES IN THE FIRST TWELVE (12) MONTHS OF THIS AGREEMENT, IN WHICH CASE THE AGGREGATE LIABILITY SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT OF FEES TO BE PAID BY CUSTOMER IN THE FIRST TWELVE (12) MONTHS OF THIS AGREEMENT.

10.4.	Exceptions. Notwithstanding Sections 10.2 and 10.3, no limitation on liability or exclusion of damages shall apply with respect to:

(a)	Losses suffered by breach of Article 5 or Article 6;

(b)	Losses suffered by fraud or willful misconduct of the other Party, including any Claim brought under Section 9.1(b) or under Section 9.2(b);

(c)	any claim brought under Section 9.1(c);

(d)	any Claim brought under Section 9.2(d) or under Section 9.2(e),

(e)	any Claim brought under Section 9.3(a) or under Section 9.3(b);

(f)	Losses suffered by reason of personal injury or damage to tangible personal property, including any Claim brought under Section 9.4;

(g)	Undisputed invoiced fees, charges and other amounts that are due and owing to Administrator under this Agreement; or

(h)	Losses suffered by Customer relating to or arising from Administrator’s (i) breach of Section 15.3 or (ii) its intentional breach or gross disregard of its obligations under Sections 13.6 or 13.7.

11.	OTHER RIGHTS AND OBLIGATIONS.

11.1.

Independent Contractor. In connection with this Agreement, each Party is an independent contractor. This Agreement establishes and will only be construed as establishing a contract between unrelated business entities for the provision and purchase of certain Services and does not and will not be deemed to create a joint venture, partnership, fiduciary or agency relationship between the Parties for any purpose. With respect to its own personnel, each Party is independently responsible for all obligations incumbent upon an employer. Customer is not responsible for payment of workers’ compensation, disability benefits or unemployment insurance, nor is Customer responsible for withholding or paying employment related taxes for Administrator or any of its employees.

11.2.	Subcontracting.

(a)

Administrator will not subcontract any Restricted Activities without the prior written consent of Customer. Administrator will not subcontract to a Customer Competitor in any event. Customer’s consent under this Section is not required

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with respect to Administrator’s Affiliates, except for any Affiliate which would perform any Restricted Activities outside the United States.

(b)

Prior to entering into any subcontract in respect of Restricted Activities, Administrator will inform Customer of the proposed subcontract and will obtain Customer’s consent of such proposed subcontractor. Permitted Subcontractors who will perform Restricted Activities as of the Effective Date are listed in Exhibit 4. Customer consents to such listed Permitted Subcontractors performing the Restricted Activities.

(c)

No subcontracting will release Administrator from its responsibility for its obligations under this Agreement or any Statement of Work. Administrator will be Customer’s sole point of contact with respect to the Services.

(d)

With respect to any Services performed by a Permitted Subcontractor, Administrator hereby assumes all liability and responsibility for such subcontractors’ compliance with and breach of the terms of this Agreement and Statement of Work, and for all acts and omissions of such subcontractors.

(e)

For those third parties providing services which give rise to Pass-Through Expenses for a given Statement of Work, Administrator shall: (i) use commercially reasonable efforts to negotiate favorable terms and conditions in the contract with such suppliers; and (ii) consult with Customer with respect to the source of such services and the commercial terms and conditions.

11.3.	Service Locations.

(a)

Notwithstanding any consent that Customer may have provided to Administrator to subcontract all or a portion of Services, under no circumstances will Administrator perform or cause to be performed, directly, indirectly or by agents or subcontractors, any Restricted Activities outside of the continental United States of America unless it obtains the prior written consent of Customer with respect to performance of the Services from such location.

(b)

Regardless of whether Customer’s consent is or is not required and regardless of whether it did consent to Administrator changing an Administrator Service Location, Administrator, and not Customer, shall bear the costs of such change in Administrator Service Location.

(c)

Notwithstanding any consent that Customer may have provided to Administrator to subcontract all or a portion of any Restricted Activities, Administrator may not change the location from where such Restricted Activities are being performed from an on-shore location to an off-shore location or from an off-shore location to a different off-shore location, unless it obtains the prior written consent of Customer with respect to such change in location.

(d)

Administrator hereby covenants to Customer that it shall not delegate the provision of Services, or any aspect of the Services, to any third party service, including but not limited to subcontractors or agents, if such delegation would contravene any laws, regulations or regulatory interpretations or interpretive guidance, including without limitation those related to the delegation of functions

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to third party service providers located outside the United States. If either Party learns of any such law, regulation or regulatory interpretation or interpretive guidance which may require a change in the scope or nature of the Services provided hereunder, that Party shall promptly notify the other Party of such law, regulation or regulatory interpretation or interpretive guidance and the Parties will promptly and diligently discuss and negotiate in good faith the extent to which the scope or nature of the Services provided hereunder are to be changed, in accordance with the Change Procedures.

12.	DISPUTE RESOLUTION.

12.1.

Escalation. If a dispute, claim and/or controversy (each, a “Claim”) arises from this Agreement between Administrator and Customer, Administrator and Customer will first attempt in good faith to resolve such Claim informally and at the lowest possible management level for each, escalating the Claim as appropriate through their respective managements. If the Parties are unable to resolve a Claim in such manner within ten (10) Business Days of its identification in writing by one Party to another, the Parties each may resort to adjudication of the Claim in accordance with Sections 16.6 and Section 16.7.

12.2.

Performance to Continue. Subject Customer’s compliance with Section 12.4, pending the resolution of a good faith Claim between Customer, on the one hand, and Administrator, on the other hand, under this Agreement, Administrator and Customer shall continue to perform hereunder.

12.3.

Injunctive Relief. For avoidance of doubt, nothing in this Agreement shall preclude either Party from seeking appropriate equitable or injunctive relief from a court of competent jurisdiction with respect to any Claim.

12.4.

Payment Disputes. Notwithstanding any other provision in this Agreement to the contrary, but subject to Section 13.5 and Customer’s compliance with this Section, Administrator may not terminate this Agreement or refuse to provide Services because of Customer’s breach of its obligations under this Agreement, including, without limitation, Customer’s refusal to pay any amount due under this Agreement, which Customer, in good faith, disputes is due.

(a)

Customer shall provide to Administrator a detailed written explanation of the basis for disputing in good faith the amounts claimed due by Administrator and Customer shall pay Administrator the undisputed amounts due. Customer shall provide such notice within thirty (30) days of receiving the invoice containing disputed charges.

(b)

Upon receipt of any notice of disputed fees, Customer and Administrator shall promptly and diligently cooperate with each other to resolve the disputed amounts. At such time as Administrator determines that the Parties have reached an impasse regarding such disputed amounts, Administrator shall provide a written notice to Customer stating that the Parties have reached an impasse with respect to the disputed amount described in such notice.

(c)	Within fifteen (15) days of the date of Customer’s receipt of the notice from Administrator described above, if the amount in dispute exceeds $50,000,

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Customer shall deposit such disputed amount into an interest bearing escrow account for the benefit of Administrator, on terms reasonably agreed upon with Administrator, providing that such deposited amounts shall be released only: (i) as the Parties may jointly direct the escrow agent; or (ii) pursuant to a final resolution in accordance with this Agreement. If the Parties cannot mutually agree upon the terms of such escrow account within fifteen (15) days after the date of the notice and Customer has not deposited such amounts into an escrow account as described in this Section, subject to such amounts in dispute being due and payable as asserted by Administrator, Administrator may immediately discontinue providing Services until the Parties mutually agree upon terms for Administrator to be paid for the continuing Services provided or Customer deposits such amounts into an escrow account as described above.

13.	TERM AND TERMINATION.

13.1.

Term. The term of the Agreement will begin as of the Effective Date and will terminate upon the latest termination date provided for in an effective Statement of Work, unless earlier terminated or extended in accordance with the provisions of the Agreement (the “Term”). The term of each Statement of Work will be for the period set forth therein. This Agreement shall remain in force for so long as Administrator is performing Services, including Termination Assistance Services. Effective as of the Effective Date of this First Amended and Restated Agreement, the terms in this First Amended and Restated Agreement shall supersede the terms in the Prior Agreement (referenced in the opening paragraph of this Agreement) and as of the Effective Date of this First Amended and Restated Agreement the terms in this First Amended and Restated Agreement shall govern the Parties rights and duties. The Prior Agreement shall govern the Parties’ rights and duties with respect to all actions taken and all actions required to be taken or not to be taken prior to the Effective Date of this First Amended and Restated Agreement.

13.2.

Extension of Services. Customer may request and Administrator will once extend the provision of the Termination Assistance Services for up to an additional ninety (90) days pursuant to any Statement of Work for the Extension Period upon not less than forty-five (45) days prior written notice before the scheduled termination or expiration of the provision of the Services, or if applicable, notice given within thirty (30) days after the effective date of a notice of termination for any reason by either Party. Any such extension shall be on the terms, conditions and pricing in effect at the time of the commencement of such extension.

13.3.	Termination by Customer. At any time during the Term, Customer may terminate this Agreement and/or any Statement of Work, in accordance with the following provisions:

(a)	Termination for Cause.

(i)

Customer may terminate this Agreement and all Statements of Work at any time during the Term or Termination Assistance Period if Administrator materially breaches any material terms of this Agreement and such breach is not cured in all material respects within thirty (30) days after written notice thereof to Administrator. Customer may terminate a Statement of Work at any time during the Term or Termination Assistance Period if Administrator materially breaches any

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material terms of such Statement of Work and such breach is not cured in all material respects within thirty (30) days after written notice thereof to Administrator. Customer may terminate one or more Statements of Work with respect to some but not all of the Services to which Administrator’s material breach directly relates, and such breach is not cured in all material respects within thirty (30) days after written notice thereof to Administrator. Such written notice of breach by Customer shall be provided promptly after Customer is aware of such breach, but in no circumstances, more than sixty (60) days following Customer’s awareness of such breach. If, after Customer has provided the notice of breach above, Administrator has not cured the specified breach in all material respects, for so long as Administrator has still not cured the specified breach in all material respects, Customer may terminate as permitted above by providing Administrator thirty (30) days’ notice of termination. If Customer delivers notice terminating specific Services of one or more Statements of Work, Customer is not thereafter entitled to terminate the Statement of Work with respect to the continuing Services or this Agreement as a whole as a result of the same events. Customer shall provide notice of termination under this Section within twelve (12) months after the date Customer sent the notice of breach for which Customer is exercising such right to terminate.

(b) (i) Persistent Breach. Customer may terminate this Agreement and all Statements of Work at any time during the Term or Termination Assistance Period if there exists a series of material breaches, even if cured within the permissible periods, or non-material persistent breaches, of the Agreement and/or any Statement of Work by Administrator that in the aggregate constitute a material breach or have a material adverse impact on: (i) the Services, or (ii) on the administrative, management, planning, financial reporting or operations functions of Customer under any Statement of Work, (iii) on the functions of Customer comprising the Services under any Statement of Work; or (iv) on the financial performance of the portion of Customer constituting the user group of the Services under any Statement of Work; provided, however, for any such breach described in the foregoing, Customer shall have notified Administrator of such breach, in writing, within sixty (60) days of Customer discovering such breach and where Administrator cured such breach within the time permitted by this Agreement if Customer seeks to preserve the right to terminate this Agreement and all Statements of Work pursuant to this Section with respect to such cured breach, Customer shall again notify Administrator in writing that notwithstanding the fact that such breach was cured in all material respects, Customer reserves the right to terminate this Agreement for subsequent breaches under this Section.

(ii)

To the extent not contrary to Applicable Law, if a governmental agency issues a written order revoking, suspending or otherwise terminating Administrator’s license as may be required to perform the Services and such revocation, suspension or termination, if capable of cure, is not cured within thirty (30) days after Administrator’s receipt of such written order. In such case, the party receiving such order shall promptly provide

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to the other a copy of such order and the effective date of such termination, if the revocation, suspension or termination is not cured as provided herein, shall be as set forth in such order.

(iii)

Customer may terminate this Agreement and all Statements of Work at any time during the Term or Termination Assistance Period if there is an Impermissible Change in Control, in such case Administrator shall notify Customer within thirty (30) days of completing the transactions resulting in an Impermissible Change in Control.

(iv)	Customer may terminate this Agreement in whole or in part for Administrator’s failure to meet the Default Performance Standards as stated in Section 1.4(g).

(b)

Termination Without Cause. Customer may terminate this Agreement (and all Statements of Work) in its entirety, in its sole discretion upon six (6) months prior written notice to Administrator and upon payment of the “Early Termination Fee(s)”, if applicable, as set forth in each Statement of Work, if any. The terms of payment of any Early Termination Fee(s) shall be as set forth in the applicable Statement of Work.

(c)

Termination for Change in Control of Administrator. Customer may terminate this Agreement in the event of a Change in Control of Administrator that results in Administrator being Controlled by or under common Control with an entity which Customer deems to be a competitor of Customer including, but not limited to, the following entities: ING, AXA, New York Life, Met Life, Northwestern Mutual, Prudential Life, Alliance, or any other Person mutually agreed in writing to be a competitor of Customer. Termination under this Section will be effective on the date specified in Customer’s notice of termination, which date will be at least ninety (90) days after the date of Customer’s notice. Customer must send such notice of termination within nine (9) months from the date that Customer has received written notice from Administrator: (i) that Administrator, or Administrator’s parent company has entered an agreement for such Change in Control; or (ii) of the consummation of such Change in Control of Administrator.

(d)	Partial Termination Process. If Customer terminates less than the entire Agreement pursuant to Section 13.3(a) above:

(i)

The Parties will negotiate the appropriate amendment to each affected Statement of Work to remove from each such affected Statement of Work the affected Services, adjust the fees and charges to reflect the revised scope of Services to be performed, reduce the scope of Services provided under each affected Statement of Work, revise any affected Service Levels, including revising the scope of Service Levels to reflect the revised responsibilities of Administrator, and make all other reasonable and equitable revisions to each Party’s rights and duties to reflect the change in scope and nature of Services to be performed by Administrator. Until the Parties agree in writing in accordance with the Change Procedures for such adjustments, Administrator shall invoice the amount reasonably adjusted by Administrator to reflect the changes in the Services to be performed and Customer shall pay all such amounts. To

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the extent there is any dispute regarding how the adjusted amount was determined and invoiced by Administrator, the provisions of Section 12.4 shall govern.

(ii)

Pending execution of a mutually agreed upon amendment as contemplated above, with effect from the date the specific Services are terminated pursuant to Section 13.3(a), Administrator shall not be liable for failure to meet the Service Levels for the terminated Services or any other Services the performance of which is affected by the termination of the terminated Services, or for any other breach of this Agreement to the extent directly caused by the termination of the terminated Services. Administrator shall inform Customer of which Services and/or Service Levels are affected by the termination of the terminated Services as promptly as practicable after receipt of Customer’s notice of termination.

13.4.

Termination for Insolvency. Subject to Applicable Law, either Party may terminate this Agreement and all Statements of Work in the event of Insolvency of the other Party by providing sixty (60) days written notice and such Insolvency is not cured within sixty (60) days after written notice thereof.

13.5.

Termination by Administrator. Administrator may terminate this Agreement or a SOW as expressly permitted in this Agreement or such SOW or if Customer breaches Section 12.4, Article 5 or Article 6 of this Agreement and does not cure such breach in all material respects within thirty (30) days (or such other time period to be mutually agreed upon by the Parties, such agreement not to be unreasonably withheld) of receipt of Administrator’s notice. If after Administrator has provided the notice of breach above Customer has not cured the specified breach in all material respects within the time specified above and Administrator seeks to terminate as permitted above, Administrator shall provide to Customer sixty (60) days’ notice of termination. Administrator must provide notice of intent to terminate under this Section within one (1) year of discovery of the occurrence of the event giving rise to the right to terminate hereunder.

13.6.	Termination Assistance Services.

(a)

Cooperation. Subject to Customer’s compliance with the provisions below, Administrator will reasonably cooperate with Customer to assist in the orderly transfer of the Services, functions, responsibilities, tasks and operations comprising the administration of the Contracts administered under each Statement of Work provided by Administrator thereunder to Customer or a Successor Administrator in connection with the expiration or earlier termination of the Agreement and/or each Statement of Work for any reason, however described. The Services include Termination Assistance Services and the Termination Assistance Services shall include Administrator: (i) providing Customer and its agents, contractors and consultants, as necessary, with the services described in the applicable Statement of Work and such other portions of the Services as Customer may reasonably request; and (ii) providing Customer and third parties participating in the transition activities, with reasonable access to the business processes, materials, equipment, software and other resources (including human resources) used by Administrator to deliver the Services as described below, provided however, that such third parties comply with Administrator’s security and confidentiality requirements

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including execution of a confidentiality agreement consistent with the applicable terms hereof. Neither the Term of the Agreement nor the term of any Statement of Work shall be deemed to have expired or terminated until the Termination Assistance Services thereunder are completed. The terms of this Agreement and the applicable Statement of Work will govern the provision of Services and the conduct of the Parties during the Termination Assistance Period. Without limiting the generality of the foregoing, the Service Levels and Service Level Credits will also continue to apply during the Termination Assistance Period.

(b)

Commencement. Subject to Customer’s compliance with the provisions below, upon Customer’s request Administrator shall provide Termination Assistance Services in connection with migrating the work of Customer to Customer itself or another service provider commencing up to eighteen (18) months prior to expiration, or upon and after any notice of termination or of non-renewal of the Agreement or any Statement of Work.

(c)

Duration. On termination of any Statement of Work in accordance with this Agreement, but subject to Section 13.6(k) below, Administrator’s obligation to perform the Services thereunder and to provide Termination Assistance Services shall continue for a period of up to eighteen (18) months from the date the notice of termination, or of non-renewal, is delivered to the other Party (the “Extension Period”) pursuant to the terms and conditions of the Agreement and such Statement of Work. Such period shall be considered an extension of the Term and the term of such Statement of Work.

(d)

Charges During Extension Period. All Services performed during the Extension Period shall be performed at the rates then in effect under the applicable Statement of Work for Services described in such Statement of Work and for Termination Assistance Services, Customer shall pay Administrator on a time and materials rate at the rates then in effect under the applicable Statement of Work. To the extent Administrator is entitled to receive any minimum fees under a Statement of Work for the Services, Customer’s obligation to pay such minimum fees shall continue for the duration of the performance of the Services.

(e)

Right to Hire. If Customer terminates this Agreement pursuant to Sections 13.3(a) or (c) or 13.4, upon Customer’s written request, Administrator will provide Customer with reasonable access to its key personnel dedicated exclusively to performing Services for Customer and information related to Permitted Subcontractors as Customer may reasonably request so that Customer may extend offers of engagement to such persons. For any such person hired by Customer, Administrator shall waive any prohibitions in any employment or other agreements with such persons that may restrict such individuals from accepting such offers from Customer. The foregoing shall not obligate Administrator to release such persons from any confidentiality obligations or restrictive covenants for the benefit of any third party, if any. Administrator will cooperate with Customer to identify whether any such persons are bound to any restrictive covenants for the benefit of any third parties, other than confidentiality obligations.

(f)	Termination Assistance. Administrator will, upon the request of Customer during the Termination Assistance Period, meet with Customer personnel to: (i) explain

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how the Services are provided: and (ii) provide training and the Operating Guidelines as may be reasonably necessary and requested by Customer for Customer to transition to a replacement provider of such Services. Administrator shall not be obligated to provide Customer with any other Administrator Materials.

(g)

Data Extracts. Administrator will, upon written request of Customer during the Termination Assistance Period, provide Customer with an extract of all data relating to the Contracts, including, Contract Accounting Books and Records, which are then retained by Administrator in non-proprietary form and format as may be requested by Customer. If Customer requests such data in a format or file structure not then maintained by Administrator, Customer shall be obligated to pay Administrator the time required to convert such data into the requested format, at Administrator’s then current time and materials rates.

(h)

Other Books and Records. Administrator will, upon the request of Customer during the Termination Assistance Period, make available all Contract Accounting Books and Records created for Customer in the course of performing the Services in the form and format retained by Administrator, including, without limitation, tendering to Customer, by assigning related agreements or by providing reasonable access to Customer, the physical copies of records which may be retained in one or more off-site storage locations. Such access provided by Administrator shall include access to such indices of how and where the books and records are archived, to the extent available to Administrator.

(i)

Further Cooperation. Until the End Date, Administrator will promptly: (i) answer questions from Customer or Customer’s Agents regarding the Services; and (ii) deliver to Customer any remaining reports and documentation still in Administrator’s possession.

(j)

Obligation to Provide. Subject to Customer’s compliance with the payment obligations in Section 13.6(d) above and Section 13.6(k) below, Administrator will provide the Termination Assistance Services regardless of the reason for expiration or termination of the applicable Statement of Work. Notwithstanding the foregoing, to the extent Customer has: (i) “Materially Breached” (as hereinafter defined) its obligations under Article 5 or Article 6, and such breach is capable of being cured, and (ii) Customer fails to cure such breach in all material respects after notice from Administrator, Administrator shall not be obligated to provide any Services, including any Termination Assistance Services impacted by such material breach or if providing such Services or Termination Assistance Services would cause Administrator further losses. For purposes of this subsection (i), a “Material Breach” of Article 5 or Article 6 means a breach that would: (y) endanger the trade secret status or confidentiality status of Administrator Materials; or (z) cause Administrator to breach or remain in breach of its contractual obligations or statutory duties to one or more third parties in connection with the Administrator Materials which are the subject of such breach by Customer. Notwithstanding the foregoing, nothing herein shall limit Administrator from pursing injunctive relief as a result of a material breach by Customer of its obligations under Article 5 or Article 6.

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(k)	Termination by Administrator. The following shall govern if Administrator terminates this Agreement or a Statement of Work in accordance with Sections 13.4 or 13.5.

(i)

Within thirty (30) days from receipt of Administrator’s notice of termination, Customer may request Administrator to provide Termination Assistance Services for up to twenty-four (24) months from the effective date of termination specified in Administrator’s notice of termination. At any time during the Termination Assistance Period, Customer may terminate all remaining Services by providing sixty (60) days written notice.

(ii)

If the basis for termination is Customer’s failure to pay any undisputed amounts to Administrator in accordance with the terms of the Agreement or failure to comply with Section 12.4 with respect to disputed amounts, Customer must pay Administrator all amounts due to Administrator, plus one (1) month of estimated (as determined in good faith by Administrator) fees and charges and Pass-Through Expenses (or, if a shorter period of extension is specified, estimated fees, charges, and Pass-Through Expenses in respect of the period by which the Agreement or applicable Statement of Work is to be extended).

(iii)

Administrator’s obligation to continue performing any Services shall be conditioned on Customer paying, in advance, the full amount reasonably estimated by Administrator for the following calendar month. Such first payment to Administrator must be delivered to Administrator not less than thirty (30) days from receipt of Administrator’s notice of termination. Customer must thereafter continue diligently to cure (if the basis for the termination is curable) and otherwise to perform under the Agreement and/or Statement of Work and, if the basis for termination is Customer’s failure to pay any undisputed amounts to Administrator in accordance with the terms of the Agreement, shall be required to pay estimated fees, charges, and Pass-Through Expenses to Administrator for the Services in advance as Administrator shall reasonably determine and invoice.

(iv)

Notwithstanding the foregoing, to the extent Customer has: (1) Materially Breached (as defined in Section 13.6(j)) its obligations under Article 5 or Article 6; (2) such breach is capable of being cured; and (3) Customer fails to take appropriate corrective actions to cure such breach after notice from Administrator, Administrator shall not be obligated to provide the Termination Assistance Services impacted by such material breach. Notwithstanding the foregoing, nothing herein shall limit Administrator from pursing injunctive relief as a result of a material breach by Customer of its obligations under Article 5 or Article 6.

13.7.	Exit Rights. If Customer terminates this Agreement by reason of Administrator’s Insolvency pursuant to Section 13.4 hereof, Customer shall have the following rights.

(a)

Administrator does hereby grant to Customer a non-exclusive, non-assignable, license to use the Administrator Software specific to performing the Services, as defined in the applicable Statement of Work which Administrator owns or has a

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license to use with the right to sublicense. The foregoing license shall be for two years following termination of this Agreement as result of Administrator’s Insolvency. Customer’s license to such Administrator Software shall be limited to performing for itself such Services with respect to those Contracts for which Administrator is performing such Services at the time of Administrator’s Insolvency. The license granted herein shall remain subject to the provisions of Article 5 and Article 6.

(b)

If such Administrator Software is software to which Administrator has only a license, the license created by this Section shall not extend beyond the remaining term of the applicable license held by Administrator. To the extent Administrator either owns or has the right to the source code for an element of such Administrator Software, the license granted in subsection (a) above includes the source code. Such license is intended by the Parties to fall within the scope of Section 365(n) of the United States Bankruptcy Code ( 11 U. S. C. §365(n)).

(c)

As to the Administrator Software for which Administrator does not own or have a license with right to sublicense (including without limitation third party tools such as compilers and utilities used by Administrator in connection therewith), a list of such software (the “Other Software List”) will be maintained in escrow pursuant to Section 13.6(f) below.

(d)

As to the Administrator Software which is known as the “Accenture Life Insurance Platform”, Administrator shall use commercially reasonable efforts (excluding the payment of additional license fees) to assist Customer in obtaining from Accenture in the name of Customer the right for Customer to be able to use the version of such Administrator Software then used by Administrator for no less than one year following termination of this Agreement as a result of Administrator’s Insolvency for Customer to perform for itself such Services with respect to those Contracts for which Administrator is performing such Services at the time of Administrator’s Insolvency.

(e)	In connection with such use of the Accenture Life Insurance Platform, Customer, and not Administrator, shall be responsible for any and all obligations under such license.

(f)

Administrator shall maintain in escrow, pursuant to an escrow arrangement sponsored by Administrator (at Administrator’s expense) with a mutually acceptable escrow agent, and participation or beneficiary agreements consistent herewith signed by Customer, no later than sixty (60) days following the date Contracts are first administered by Administrator, the Other Software List, and a copy, as described in the next sentence, of the Administrator Software as to which Administrator owns or has a license to use with right of sublicense, in the form used by Administrator from time to time to provide Services, and the source code from which such executable copy was compiled (except with respect to any third party Administrator Software for which Administrator does not have source code). The escrow shall include Administrator Software source code (in the case of software licensed by Administrator, to the extent possessed by Administrator), the Other Software List, the hardware configurations used by Administrator and any other components and other information that reasonably skilled

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programmers and other technicians would need to build and utilize the same applications in the same manner as Administrator in its provision of Services to Customer. All of the foregoing components (including the object code and the Other Software List) of the escrow shall be updated in escrow on each major release cycle and in any event not less frequently than once every twelve (12) months. Customer will bear all costs and expenses associated with its participation in the escrow arrangement to be established by Administrator pursuant to this Section.

(g)

Upon the End Date, with respect to any terminated or expired Statement of Work, any Customer Software license rights granted to Administrator by Customer in the applicable Statement of Work will immediately terminate and Administrator will promptly (i) deliver to Customer, at no cost to Customer, a current copy of all such software, if any, in the form in use as of the End Date, and (ii) comply with the duty to return all other copies of all such software in Administrator’s possession in accordance with the Confidentiality Agreement.

13.8.	Step-In Rights.

(a)

Step-In Events. The Parties may specify in any Statement of Work an event or events upon the occurrence of which Customer may exercise step-in rights as set forth in such Statement of Work (“Step-In Events”), which shall be in the nature of significant, unresolved operational problems or to address regulatory concerns.

(b)	Step-In Rights. Upon the occurrence of any Step-In Event in respect of a Statement of Work in which the Parties have specified Step-In Events, Customer shall have the rights associated therewith.

14.	INSURANCE.

14.1.

Minimum Coverage. Administrator will obtain from an insurance company or companies having a current A.M. Best Rating of A- VIII or better, and maintain in force during the Term and for not less than two (2) years thereafter, the following insurance coverages in the minimum amounts indicated:

TYPE OF COVERAGE	REQUIRED AMOUNT

Workers Compensation	Statutory Limits

Employer’s Liability (Bodily injury by disease per person, by accident policy limit, by disease policy limit)	$1,000,000

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TYPE OF COVERAGE	REQUIRED AMOUNT
Comprehensive General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury and Advertising Liability, Completed Operation and Products coverage	$1,000,000 combined single limit/General Aggregate $2,000,000

Comprehensive Auto Liability including Owned, Non-owned and Hired Motor Vehicles coverage which are operated on behalf of Administrator pursuant to Administrator’s activities hereunder	$1,000,000 combined single limit

Umbrella/Excess Liability on a following form basis	$20,000,000 each occurrence/general aggregate

Professional Liability	$10,000,000 each occurrence/general aggregate

Blanket Fidelity Bond	Minimum amount $10,000,000

14.2.

Evidence of Coverage. The above policies will name Customer as additional insureds. Administrator will provide Customer with a Certificate or Certificates of Insurance evidencing that the above insurance requirements have been satisfied upon execution of this Agreement.

14.3.

On-Site Employees. Each Party shall carry the appropriate worker’s compensation insurance and public liability coverage on those of its employees who may at any time enter the other Party’s facilities and agrees to indemnify and hold the other Party harmless from any and all expenses connected with any claims made by any such employee for injuries incurred at that other Party’s facilities except for claims for such injuries caused by the proven negligent actions, omissions, or willful wrongdoing of that other Party.

15.	FORCE MAJEURE

15.1.

Excused from Performance. Subject to the Section 15.3, neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Services to the extent such default, failure or interruption is caused by, directly or indirectly, acts of God, civil or military authority, unforeseen unavailability of suitable parts, materials, labor or transportation, or any similar unforeseen cause beyond the Party’s reasonable control but only if the delayed Party: (a) gives the other Party written notice of such cause within one (1) business day; (b) uses commercially reasonable efforts to correct such failure or reduce the delay in its performance; and (c) followed commercially prudent standards for mitigating the risk associated with such event, in light of the severity of damages such event could cause the other Party,

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including, without limitation, maintaining adequate inventories of replacement parts and equipment and materials, and maintaining adequate human resource procedures to reduce reliance on certain employees or contractors. Neither Party’s performance under this Agreement shall be excused under this Section for a period of more than thirty (30) days.

15.2.

No Payment for Unperformed Services. If Administrator fails to provide any Services in accordance with the applicable Statement of Work as a result of a Force Majeure Event, Customer will not be responsible for the payment of fees relating to the Services that Administrator fails to provide.

15.3.	Disaster Recovery Plan And Crisis Management.

(a)	Notification. Administrator shall notify Customer as promptly as practical following the occurrence of a disaster.

(b)	Notice of Changes. During the Term, Administrator shall notify Customer of any significant changes to its disaster recovery and business continuity plan.

(c)

Administrator Disaster Recovery and Business Continuity Plan. Administrator represents to Customer that it has and covenants that it shall maintain a disaster recovery and business continuity plan and the necessary resources and capabilities covering the facilities used by Administrator to fully perform the Services under this Agreement, such that Administrator’s performance under this Agreement would not be adversely affected if Administrator’s data center facilities were rendered inoperable or inaccessible (“Recovery Plan”). Administrator represents to Customer that the Recovery Plan shall enable Administrator to provide the Services: (i) in accordance with the obligations in this Agreement, but not necessarily at the timeliness standards of each and every Service Level set forth in the relevant Statement of Work within 24 hours from the first occurrence of such disaster; and (ii) in accordance with the obligations in this Agreement including at or above the Service Levels set forth in the relevant Statement of Work within five (5) Business Days from the first occurrence of such disaster. Customer shall have the right to terminate this Agreement or the applicable SOW in the event Administrator breaches (i) or (ii) above.

(d)

Alternative Supplier. Either Party may retain a third party to provide Services in the event that (i) a disaster lasts in excess of twenty-four (24) consecutive hours or more than thirty-six (36) hours during any thirty (30) day period, or (ii) impacts Administrator’s ability to perform the Services in accordance with the Service Levels. Customer will continue to pay Administrator the appropriate Charges for the Services during such time. Upon completion of a disaster, Administrator will, as soon as reasonably practicable, provide Customer with an incident report detailing the reason for the disaster and all actions taken by Administrator to resolve the disaster.

(e)

Recovery of Critical Services. If the affected Services are not reinstated in accordance with the time frames in the Recovery Plan, Customer may terminate the applicable Statement of Work pursuant to Section 13.3(a) immediately upon notice to Administrator without regard to the thirty (30) day notice and cure period or the thirty (30) day notice of termination period.

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(f)

Customer’s Right to Review and Require Coordination of Recovery Plan. The Recovery Plan for the Services will be made available to Customer for onsite review upon Customer’s request. The Recovery Plan shall be treated as Administrator Confidential Information. Administrator agrees that it will (i) test the Recovery Plan at least once every calendar year during the Term and provide documented exercise summaries outlining gaps/issues identified including remediation plans, if applicable, (ii) consult with Customer regarding the priority to be given to the Services during the pendency of any such disaster, and (iii) cooperate with Customer to coordinate the Recovery Plan with Customer’s corresponding plans, regardless of whether Administrator is performing Services from its data center facilities or a recovery site.

16.	GENERAL PROVISIONS.

16.1.

No Publicity. Except in the course of performing the Services, Administrator will not use the name, trademark, service mark, trade name, logo or other commercial or product designations of Customer in any way, in print or electronic format or on a web or internet site, without the prior written consent of Customer in each instance. During the Term, unless and until notified to the contrary by Customer, Administrator may include Customer among its published list of clients, provided, however, such list is solely a list of clients without representation of any type.

16.2.

No Waiver; Remedies. A Party may not waive a right or remedy except pursuant to a writing executed by such Party. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the Parties, operates as a waiver or estoppel of any right, remedy or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion. No single or partial exercise of any right or remedy under this Agreement precludes the simultaneous or subsequent exercise of any other right or remedy. The rights and remedies of the Parties set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

16.3.

Certain Acknowledgments. The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that any provision contained herein or therein with respect to which an issue of interpretation or construction arises shall not be construed to the detriment of the drafter on the basis that such Party or its professional advisor was the drafter, but shall be construed according to the intent of the Parties as evidenced by the entire Agreement. BOTH PARTIES FURTHER ACKNOWLEDGE THAT AN AUTHORIZED OFFICER OF EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES ON BEHALF OF THE PARTY TO BIND THE PARTY BY ITS TERMS.

16.4.

Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, such provision is to that extent deemed omitted, and the balance of the Agreement remains in full force if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable.

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16.5.

Assignment. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and to their respective heirs, successors, assigns and legal representatives. This Agreement is not assignable, in whole or in part, by either Party without the prior written consent of the other Party, except (i) to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all the terms of this Agreement, and have at least substantially similar resources to perform the obligations under this Agreement; or (ii) to an Affiliate on written notice to the other Party.

16.6.

Governing Law. The laws of the State of New York, without giving effect to its choice of law principles, govern all matters arising under or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement. The Parties further agree that the Uniform Computer Information Transactions Act (UCITA) does not apply to this Agreement.

16.7.

Forum. Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Southern District of New York or, in the state courts of the State of New York if the legal action, suit or proceeding lacks the subject matter jurisdiction to be brought in such District Court, and irrevocably accepts and submits to the sole and exclusive in personam jurisdiction of each of the aforesaid courts, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party.

16.8.

Waiver of Trial by Jury. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

16.9.

Notices. Each Party will deliver any notices required or desired pursuant to this Agreement in writing. Notices are deemed given: (a) if by hand delivery, upon receipt thereof; (b) if mailed, five (5) days after deposit in the U.S. mails, postage prepaid, certified mail, return receipt requested; or (c) if sent via overnight courier upon receipt. Customer will address all notices to the Administrator at the address indicated on the first page of this Agreement, to the attention of its General Counsel. Administrator will address all notices to Customer at the address indicated on the first page of this Agreement, to the attention of its General Counsel. Either Party may change its address by giving written notice to the other Party in accordance with the terms of this paragraph.

16.10.

Survival. All provisions hereof relating to proprietary rights, confidentiality and non- disclosure, indemnification and limitation of liability survive the completion of the Services or any earlier termination, expiration or rescission of this Agreement.

16.11.

EEO Requirements. To the extent applicable, the equal employment opportunity and affirmative action requirements set forth in 41 C.F.R. Part 60-1.4(a) (women and minorities), 41 C.F.R. Part 60-250.5(a) (covered veterans) and 41 C.F.R. Part 60- 741.5(a) (individuals with disabilities) are hereby incorporated by reference into this Agreement.

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16.12.

Non-Solicitation. The Parties agree that, unless otherwise agreed to by the Parties in writing, during the Term and for a period of one (1) year after the expiration or termination of this Agreement, neither Party shall directly or indirectly solicit for hire as an employee or engagement as an independent contractor an employee of the other Party who is or was, within one year, involved with the provision of the Services or receipt of the benefits thereof provided under this Agreement; provided that this prohibition shall not apply in respect of: (a) any such employee who responds to general advertisements or solicitations or recruitment searches not specifically targeted by the Party or any of its Affiliates at any of the other Party’s employees or who is referred by search firms or employment agencies or similar entities so long as such entities have not been instructed by the Party or any of its Affiliates or representatives to solicit such employees; (b) who approaches the Party of his or her own initiative, without any direct or indirect solicitation by the other Party or any of its Affiliates or search firms, employment agencies or similar entities engaged by them; (c) who has been given or has given notice of termination or resignation to the other Party prior to commencement of employment discussions between the Party and such specific employee; or (d) with whom the Party or any of its Affiliates are currently having employment discussions prior to the date of this Agreement, or any hires made by the Party pursuant to any of the foregoing.

16.13.

Services Provided Prior to Effective Date. All Services provided by Administrator which were rendered prior to the effective date of the Prior Agreement in anticipation of the Parties executing the Prior Agreement shall be governed solely by the Prior Agreement.

16.14.	Headings. The section headings are used in this Agreement for reference and convenience only and do not affect this Agreement’s construction or interpretation.

16.15.	Governing Order; Subsequent Modifications.

(a)	In the event of a conflict between this Agreement and any Exhibit to this Agreement, the terms of this Agreement shall prevail.

(b)	No amendment, alteration or modification of this Agreement is effective or binding unless it is set forth in a writing signed by duly authorized representatives of both Parties.

16.16.	Exhibits. All exhibits, schedules, and attachments to this Agreement are incorporated into this Agreement by reference and made a part of this Agreement.

16.17.	Construction. In this Agreement, Exhibits and Attachments to this Agreement:

(a)	the Exhibits and Attachments to this Agreement are incorporated into and deemed part of this Agreement and all references to this Agreement include the Exhibits and Attachments;

(b)

references to any law, legislative act, rule or regulation mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation;

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(c)	references to and mentions of the word “including” or “include” or the phrase “e.g.” will mean “including, without limitation” or “include, without limitation;”

(d)

unless otherwise specifically provided: (i) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding,” (ii) the word “dollar” and the symbol “$” refer to United States Dollars, and (iii) the word “day” means calendar day unless otherwise specified;

(e)

unless otherwise specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld, delayed, denied or conditioned and each Party shall make only reasonable requests under this Agreement; and

(f)

this Agreement and all documents relating to the transactions contemplated hereby, having been fully negotiated, shall not be construed against any particular Party on the basis that an ambiguity is construed against the drafter.

16.18.

Counterparts. The Parties may execute this Agreement in any number of duplicate originals and in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other Party to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party. Any Party delivering an executed counterpart of this Agreement by facsimile will also deliver a manually executed counterpart of this Agreement as soon as reasonably practicable following transmittal by facsimile, but the failure to do so does not affect the validity, enforceability or binding effect of this Agreement.

16.19.

Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity, including without limitation any Governmental Authority, Permitted Subcontractor and Customer Designee.

16.20.

Entire Agreement. This Agreement, together with the exhibits, schedules, and attachments, constitutes the entire agreement between the Parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations and/or agreements between the Parties in connection with the subject matter hereof except as set forth in this Agreement. The Parties also understand, acknowledge and agree that, unless otherwise specified in a written instrument signed by an officer of each Party, no additional terms or changes to these terms are valid or binding on the Parties, even if such additional terms or changes contain provisions to the contrary. As stated in Section 13.1 above, effective as of the Effective Date of this First Amended and Restated Agreement, the terms in this First Amended and Restated Agreement shall supersede the terms in the Prior Agreement (referenced in the opening paragraph of this Agreement) and as of the Effective Date of this First Amended and Restated Agreement the terms in this First Amended and Restated Agreement shall govern the Parties rights and duties. The terms in the Prior Agreement shall govern the Parties’ rights and duties with respect to all actions taken

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and all actions required to be taken or not to be taken as of the Effective Date of this First Amended and Restated Agreement.

16.21.

Parental Guaranty. The obligations of Administrator under the Prior Agreement were guaranteed by Security Benefit Corporation (the “Guarantor’’) pursuant to a Guaranty, dated as of the effective date and executed and delivered by the Guarantor to Customer in the form attached hereto as Exhibit 12 (Form of Parent Guaranty) (the “Guaranty”).

IN WITNESS WHEREOF, the Parties hereto have caused this First Amended and Restated Master Services Agreement to be executed as of the day and year first above written.

se2, inc.		Massachusetts Mutual Life Insurance Company

By:	/s/ James R. Schmank	By:	/s/ Michael R. Fanning

Print	James R. Schmank	Print Name:	Michael R. Fanning
Name:

Title:	SVP - CFO	Title:	E.V.P.

Date:		Date:
	8-13-13		8/13/13

AUS 429433v.17

GLOSSARY

“Account Guidelines” has the meaning specified in Section 1.3(c)(i) of the Agreement.

“Administrator” has the meaning specified in the preamble of the Agreement.

“Administrator Competitor” means a Person or entity in the business of developing and/or marketing policy administration computer software or services in the insurance industry or providing policy administration services.

“Administrator Indemnitees” has the meaning specified in Section 9.2 of the Agreement.

“Administrator Materials” means: (1) the Administrator Software; (2) Administrator Confidential Information; (3) materials (including related customizations, modifications and training materials) that reflect or incorporate ideas from Administrator Software or Administrator Confidential Information; and (4) all data processing techniques, business and policy administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing developed by Administrator prior to the Effective Date or independently from this Agreement.

“Administrator Personnel” means the employees, agents, subcontractors and representatives of Administrator performing Services under this Agreement.

“Administrator Service Location(s)” means the facility or facilities owned or operated by Administrator and from which the Services are provided.

“Administrator Software” means depending on the context, a single System or collectively all the Systems owned or licensed directly from third parties by Administrator or any of its Affiliates and used from time to time by Administrator to perform the Services herein, including all modifications, enhancements and derivative works thereof, whenever made.

“Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with another person or entity or beneficially owns or has the power to vote or direct the vote of at least a majority of the voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other entity, and for purposes of Customer, shall include all business entities considered to be an “affiliate” under the applicable Holding Company Act.

“Agreement” has the meaning specified in the preamble of the Agreement.

“Applicable Law” means all laws, common laws, rules, regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies and other requirements of all Governmental Authorities applicable to the person, place and situation in question.

“Applicable TPA Laws” has the meaning specified in Section 1.8 of the Agreement.

“Baseline Audit Support” has the meaning specified in Section 3.11 of the Agreement.

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“Business Days” means any day other than a Saturday, Sunday or a day on which commercial banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

“Change in Control” means one or a series of related transactions resulting in ultimate legal Control or Beneficial Ownership of the stock of, or all or substantially all of the assets of, Administrator, being transferred, sold or otherwise conveyed, to any person or entity and such person or persons did not prior to such transfer, sale or conveyance Control or have ultimate legal Control or Beneficial Ownership of the stock of, or a substantial portion of the assets of, Administrator. “Beneficial Ownership” means having, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or sharing directly or indirectly: (i) a pecuniary interest in the operations of Administrator, or (ii) voting power which includes the power to vote the interests of, or to direct the voting of the interests of, or the power to dispose of or direct the disposition of, Administrator. Changes in Control shall be categorized as one of the following:

“Impermissible Change in Control” means the person or persons (including their Affiliates) to whom legal or beneficial ownership of the stock of, or a substantial portion of the assets of, Administrator, is being transferred, sold or otherwise conveyed, is or are directly or indirectly: (i) engaged in marketing, distributing, assuming the risks associated with, or servicing, financial services or products similar to those then offered by Customer or its Affiliates; or (ii) Computer Associates, PDMA, AIG, Fiserv, Computer Science Corporation or IBM, including, with respect to the persons referred to in (i) or (ii), any Affiliates of or successors to the foregoing. Provided, however, for purposes of (i) above, if Administrator is at the time of such Change in Control an Affiliate of Customer, the financial services then offered by Administrator shall not be included in the financial services and products offered by Customer and its Affiliates.

“Permissible Change in Control” means the person or persons to whom legal or Beneficial Ownership of the stock of, or a substantial portion of the assets of, Administrator, is being transferred, sold or otherwise conveyed are: (i) current or former employees of Administrator or any of its Affiliates; (ii) trusts for the benefit of any of the persons described in (i) above; (iii) any Affiliate of Administrator; or (iv) are Affiliates of or clients of Guggenheim Partners, LLC.

“Triggering Change in Control” means a Change in Control that is neither an Impermissible Change in Control nor a Permissible Change in Control.

“Changes in Laws” has the meaning specified in Section 2.5(g) of the Agreement.

“Change Procedures” means the change control procedures set forth in Exhibit 7.

“Charges” has the meaning specified in Section 7.1 of the Agreement.

“Claim” has the meaning specified in Section 9.1 of the Agreement.

“Commencement Date” means the date set forth in the applicable Transition Plan on which Administrator assumes full responsibility for delivery of the Contract administrative Services described in the applicable Statement of Work.

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“Compliance Officer” means that certain individual designated by the Administrator and that certain individual designated by the Customer responsible for coordinating and reviewing Change Procedures and for resolving with the other party questions relating to such changes as they apply to this Agreement.

“Confidential Information” has the meaning given in the Confidentiality Agreement.

“Confidentiality Agreement” means that Mutual Confidentiality Agreement between the Parties, dated May 26, 2010.

“Contract” means those insurance contracts identified in the applicable Statement of Work, together with all other terms and conditions of such insurance contracts, including the related prospectuses.

“Contract Accounting Books and Records” has the meaning set forth in Section 3.1 of this Agreement.

“Contract Holder” means a prospective, current or former insured or annuitant and includes the owner of a Contract, applicant for a Contract, the person who is insured under a Contract, the beneficiary under a Contract, or representative of any of the foregoing.

“Contract Holder Data” means all data relating to the rights and obligations of Customer and the Contract Holder under the Contracts which is required to be maintained, processed or generated by Administrator in connection with administration of the Contracts.

“Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Customer” has the meaning specified in the preamble to the Agreement.

“Customer Client” means a person or entity with which Customer or an Affiliate of Customer has a business relationship for which Customer or such Affiliate has assumed responsibility to provide services and which Customer or such Affiliate will have Administrator provide a subset of the Services under the Agreement.

“Customer Competitor” means an entity which, either itself or has an Affiliate which, issues life insurance or annuities or provides administrative services similar to those provided by Customer.

“Customer Content” means any of Customer’s, its Affiliates’ or Customer Client’s unique materials (1) relating solely to Customer’s or its Affiliates’ business and (2) provided by Customer or a Customer Designee, including, without limitation, any names, trademarks, images, photographs, illustration, data, confidential strategic business information, future marketing and business plans, other text unique to Customer’s or its Affiliates’, business and Contract administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing, product content, and business requirements relating to those business processes which are the subject of this Agreement, as well as Systems which may be owned, acquired or licensed by Customer, other than Customer

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Software, to which Administrator may have access, but which are not required to be used by Administrator to perform Services under this Agreement.

“Customer Data” means all data and information (1) submitted to Administrator by or on behalf of Customer and its Affiliates, successors or agents, or (2) obtained, developed or produced by Administrator to the extent such data or information is based on, summarizes or includes data and information of Customer or its affiliates or Customer agents submitted to or obtained by Administrator under this Agreement.

“Customer Designee” means a person (including that person’s employees, agents, contractors and suppliers) who is identified by Customer as a person acting on behalf of or for the benefit of Customer relating to the Services, or, even if not expressly identified by Customer, a person who is in fact acting for or on behalf of Customer relating to the Services or as a source of information or instruction in connection with this Agreement, and is designated as such by Customer.

“Customer Indemnitees” has the meaning specified in Section 9.1 of the Agreement.

“Customer Information” means all Customer Confidential Information, Customer Content, Customer Software and Contract Holder Data.

“Customer Software” means any System owned or licensed by Customer or its Affiliates (including any software modules, modifications and enhancements thereto) which is listed in this Agreement and for which Administrator has been authorized by Customer or its Affiliates to utilize in performing the Services hereunder, but excluding any Administrator Software which Customer or its Affiliates have licensed.

“Default Performance Standards” has the meaning set forth in Section 1.4(g).

“Early Termination Fee(s)” has the meaning specified in Section 13.3b) of the Agreement.

“Effective Date” has the meaning specified in the preamble to the Agreement.

“End Date” means the later of (1) the expiration or termination of the applicable Statement of Work and (2) the last day of the Termination Assistance Period.

“Extraordinary Change” has the meaning specified in Section 2.5(h) of the Agreement.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any governmental or quasi-governmental authority of any nature (including any division, department, agency, commission, instrumentality, official, organization, unit, body or entity), and any non-governmental organization which has promulgated compliance standards applicable to the Services to be provided hereunder.

“Indemnified Damages” means all liabilities, losses and damages incurred, expenses reasonably incurred by an Indemnified Party (including reasonable fees of attorneys and other professional advisors and of expert witnesses incurred prior to the Indemnifying Party assuming the defense of a Claim in accordance with this Agreement) and final judgments (regardless of how such monetary damages payable to a third party are characterized as part of such

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judgments, but subject to the limitations and exclusions in this Agreement), settlements and court costs.

“Indemnified Party” has the meaning specified in Section 9.5(a) of the Agreement.

“Indemnifying Party” has the meaning specified in Section 9.5(a) of the Agreement.

“Insolvency” means an event which results in a Party: (1) ceasing to carry on business as a going concern, making a general assignment for the benefit of creditors, filing a voluntary petition in bankruptcy petitioning for or instituting a liquidation under any bankruptcy, insolvency, incorporation or other Applicable Laws; or (2) having a petition in bankruptcy or any other case or proceeding in bankruptcy involving liquidation, dissolution or winding-up is filed, commenced or instituted against the other and remains undismissed for a period of thirty (30) days; or (3) having a receiver or trustee appointed for all or substantially all of the property and assets of the other.

“Intellectual Property Rights” means the worldwide intangible legal rights or interests evidenced by or embodied in: (a) any idea, design, concept, method, process, technique, apparatus, invention, discovery, improvement, derivative, including any patents, trade secrets, and know- how, (b) any work of authorship, including any copyrights, moral rights or neighboring rights, (c) any trademark, service mark, trade dress, trade name, or other indicia of source or origin, and (d) any other similar rights.

“Jointly Developed Materials” has the meaning specified in Section 5.3(a) of the Agreement.

“Losses” means any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and professionals or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment).

“Malicious Code” means (1) any code, program, or sub-program whose knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or interfere with the operation of the software, code, program, or sub-program, itself, or (2) any device, method, or token that permits any person to circumvent the normal security of the software or the system containing the code.

“Net Loss” has the meaning specified in Section 9.6(d) of the Agreement.

“Operating Guidelines” means the work flows and procedures used by Administrator to perform the Services, as defined in the applicable Statement of Work, in conformity with: (i) Applicable Law as interpreted by Customer in accordance with the terms of this Agreement; (ii) those procedures and interpretations of Applicable Law specific to Customer as may be reasonably specified in writing by Customer in accordance with this Agreement and subsequently revised in accordance with this Agreement; and (iii) those contract specifications provided by Customer to Administrator detailing the governing terms and provisions applicable under the respective Contracts for which Administrator will perform the Services, as such specifications may be modified from time to time and incorporated into the Operating Guidelines in accordance with the Change Procedures at Customer’s sole discretion and upon notice to Administrator.

“Other Software List” has the meaning specified in Section 13.8(c) of the Agreement.

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“Parties” means Customer and Administrator, as signatories to this Agreement.

“Pass-Through Expenses” means the out-of-pocket expenses identified as ‘Pass-through Expenses’ in Exhibit 6, which amounts are passed through at Administrator’s cost without any administrative or other markup.

“Permitted Recipients” means: (a) Customer’s and Customer’s Affiliates’ employees who may need to access Administrator’s Confidential Information in connection with Customer receiving the Services hereunder and who are obligated to protect such information from authorized use or disclosure; and (b) third parties who may provide services to Customer or Customer’s Affiliates who may need to access Administrator’s Confidential Information in connection with performing services for Customer and Customer’s Affiliates, who are obligated to protect such information from authorized use or disclosure, and for whom Administrator either provided the express consent or are as described in Section 6.2(b)(iv).

“Person” whether capitalized or not, includes an individual or any corporation, joint stock company, limited liability company, association, partnership (general or limited), joint venture, financial institution, firm, organization or unincorporated organization, individual, business or other trust or any other entity, or organization of any kind or character, including a Governmental Authority.

“Recovery Plan” has the meaning specified in Section 15.3(b) of the Agreement.

“Restricted Activities” means any activity which would require or permit: (1) a Permitted Subcontractor’s employees to: (a) have direct phone, face-to-face, email or other real-time communications with Contract Holders, Customer clients, or Customer personnel in connection with the Services, other than by means of “pre-formatted responses” (as defined below); or (b) access, use or transmit to any local storage device or print, any “Personal Information” (as that term is defined in the Confidentiality Agreement); or (2) a Permitted Subcontractor to perform Services directly relating to this Agreement for which Administrator would reasonably likely pay such person five hundred thousand dollars ($500,000) or more annually. “Pre-formatted responses” means those responses which have been approved by Customer and are automatically generated by Administrator Software based on the following inputs and any other inputs that have been approved by Customer: acknowledgements of receipt, completion of a task, request for additional information, or reminder, whether such acknowledgement is sent via email or other correspondence.

“Sales Tax” and “Sales Taxes” have the meaning specified in Section 7.8(a) of the Agreement.

“Security Regulations” has the meaning specified in Section 4.3 of the Agreement.

“Statement of Work” means any schedule attached to and made a part of this Agreement describing the specific Services to be provided to Customer and any other terms and conditions applicable to the performance of such Services.

“Services” means, collectively, the Administrator’s services, as set forth in this Agreement and in the Statements of Work, the Transition Services, and the Termination Assistance Services.

“Service Credits” means certain adjustments to the Charges in connection with Administrator’s failure to meet the Service Levels specified in a SOW.

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“Service Level” or “Service Levels” means the performance levels Administrator is to achieve for the Services set forth in the applicable SOW.

“Statement of Work” or “SOW” has the meaning specified in the recitals to the Agreement.

“System” is a collective reference to the hardware and computer software systems which may be the property of Administrator, Customer or a third party. A “System” includes all hardware, peripheral devices, software systems, databases and materials related thereto, which may include, without limitation, documentation, file layouts, firmware, computer software languages, utilities, flow charts, logic diagrams, source codes, object codes, and materials of any type whatsoever (tangible or intangible and machine or human readable) which incorporate or reflect the design, specifications, or workings of such programs and any changes, additions or modifications thereto.

“Trade Secret” means that information considered to be “trade secret” information under Applicable Law.

“Term” has the meaning specified in Section 13.1 of the Agreement.

“Termination Assistance Period” means a period of time designated by Customer within thirty (30) days of the notice of termination of the applicable Statement of Work, commencing on the date such notice of termination is delivered to Administrator if Customer is the terminating Party, or to Customer, if Administrator is the terminating Party, for up to twenty-four (24) months after the delivery of notice as referred to above, during which Administrator will provide the Termination Assistance Services in accordance with Section 13.7, but under no circumstances shall the Termination Assistance Period extend beyond the end of the Term of this Agreement or the applicable Statement of Work.

“Termination Assistance Services” means (i) the Services (and any replacements thereof or substitutions therefore) other than the Services as may be described in the applicable Statement of Work, to the extent Customer requests in writing such additional Services during the Termination Assistance Period, (ii) Administrator’s reasonable cooperation with Customer and/or any successor service provider designated by Customer to facilitate the transfer of the Services under the applicable Statement of Work to Customer or such other service provider, and (iii) any additional or new services requested by Customer in writing to facilitate the transfer of the Services under the applicable Statement of Work to Customer or such other service provider.

“Transition Plan” means a plan setting for the respective obligations of Administrator, Customer, Customer Designees and other third parties to transition the administrative services to be provided hereunder from Customer or a third party service provider, to Administrator, as such plan is approved in writing (or via email) by the Project Manager for Administrator and Customer, a summary of which, as of the Effective Date, is attached to the Statement of Work for Transition Services.

“Type A Variance” has the meaning specified in Section 9.6(b) of the Agreement.

“Type B Variance” has the meaning specified in Section 9.6(b) of the Agreement.

“Variance” has the meaning specified in Section 9.6(a) of the Agreement.

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“Underwriting Information” means the information obtained from a consumer or from a third party provider of information which is used in underwriting an application processed by Customer or its Affiliates which may or may not be a “consumer report,” as that term is defined in the federal Fair Credit Reporting Act or any other applicable federal or state law.

“Withholding Taxes” has the meaning specified in Section 7.8(h) of the Agreement.

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